                                                                     Exhibit 2.2

                            ASSET PURCHASE AGREEMENT


                                     among

                        Moseley Associates Incorporated,
                           a California corporation,

                          Microwave Data Systems Inc.,
                            a Delaware corporation,

                                      and

                        Adaptive Broadband Corporation,
                            a Delaware corporation.

                               TABLE OF CONTENTS

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ARTICLE 1 SALE AND PURCHASE OF THE ASSETS...............................   1

     1.1   Assets.......................................................   1
     1.2   Excluded Assets..............................................   3
     1.3   Assumed Liabilities..........................................   4
     1.4   Excluded Liabilities.........................................   6

ARTICLE 2 THE CLOSING...................................................   6

     2.1  Place and Date................................................   6
     2.2  Purchase Price................................................   6
     2.3  Purchase Price Adjustment.....................................   7
     2.4  Allocation of Purchase Price..................................   9
     2.5  Deliveries....................................................   9
     2.6  Consent of Third Parties......................................  10
     2.7  Further Assurances............................................  10
     2.8  Insurance Proceeds............................................  11

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER......................  11

     3.1  Organization, Standing, Etc. of Seller; Corporate
          Authorization; Enforceability.................................  11
     3.2  Certificate of Incorporation and Bylaws.......................  12
     3.3  Absence of Conflicts..........................................  12
     3.4  Governmental Authorizations and Consents......................  13
     3.5  No Violations.................................................  13
     3.6  Financial Statements..........................................  13
     3.7  Taxes.........................................................  14
     3.8  Absence of Certain Changes or Events..........................  14
     3.9  Title to Assets...............................................  16
     3.10 Books and Records.............................................  16
     3.11 No Undisclosed Liabilities....................................  16
     3.12 Legal Proceedings.............................................  17
     3.13 Benefit Plans; ERISA..........................................  17
     3.14 Real Property.................................................  19
     3.15 Tangible Personal Property....................................  20
     3.16 Intellectual Property Rights..................................  20
     3.17 Contracts.....................................................  24
     3.18 Licenses......................................................  25
     3.19 Insurance.....................................................  25
     3.20 Affiliate Transactions........................................  26
     3.21 Employees; Labor Relations....................................  26
     3.22 Environmental Matters.........................................  26

                                       i.

                               Table Of Contents
                                  (continued)

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     3.23    Substantial Customers and Suppliers..........................  28
     3.24    Accounts Receivable..........................................  28
     3.25    Inventory....................................................  28
     3.26    Vehicles.....................................................  28
     3.27    No Guarantees................................................  28
     3.28    Entire Business..............................................  28
     3.29    Disclosure...................................................  29
     3.30    Brokers......................................................  29

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF MOSELEY AND BUYER.............  29

     4.1     Organization and Standing of Moseley and Buyer; Certificate
             of Incorporation and Bylaws..................................  29
     4.2     Authorization................................................  29
     4.3     Enforceability...............................................  30
     4.4     Absence of Conflicts.........................................  30
     4.5     Governmental Authorizations and Consents.....................  30
     4.6     Financial Statements.........................................  30
     4.7     Litigation...................................................  31
     4.8     Brokers......................................................  31
     4.9     Section 203..................................................  31

ARTICLE 5 COVENANTS OF SELLER.............................................  31

     5.1     Regulatory and Other Approvals...............................  31
     5.2     HSR Filings..................................................  32
     5.3     Investigation by Buyer.......................................  32
     5.4     No Solicitations.............................................  32
     5.5     Conduct of Business..........................................  33
     5.6     Financial Statements and Reports; Filings....................  33
     5.7     Employee Matters.............................................  34
     5.8     Certain Restrictions.........................................  34
     5.9     Security Deposits............................................  35
     5.10    Delivery of Books and Records, etc.; Removal of Property.....  35
     5.11    Noncompetition...............................................  36
     5.12    Notice and Cure..............................................  37
     5.13    Fulfillment of Conditions....................................  37

ARTICLE 6 COVENANTS OF MOSELEY AND BUYER..................................  37

     6.1     Confidentiality..............................................  37
     6.2     Investigation................................................  38
     6.3     Employees....................................................  38
     6.4     Regulatory and Other Approvals...............................  38
     6.5     HSR Filings..................................................  39

                                       ii.

                               Table Of Contents
                                  (continued)

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ARTICLE 7 COVENANTS OF ALL PARTIES........................................  39

     7.1     Commercially Reasonable Efforts; Further Assurances..........  39
     7.2     Certain Filings..............................................  39
     7.3     Public Announcements.........................................  39
     7.4     Use of Business Names by Buyer...............................  40
     7.5     Consents; Cooperation........................................  40
     7.6     Liability for Transfer Taxes.................................  41
     7.7     Communications with Customers and Suppliers..................  41
     7.8     Books and Records............................................  41
     7.9     Tax Cooperation and Retention................................  41
     7.10    Employees....................................................  42

ARTICLE 8 CONDITIONS TO OBLIGATIONS OF MOSELEY AND BUYER TO CLOSE.........  42

     8.1     Accuracy of Representations and Warranties...................  42
     8.2     Performance..................................................  43
     8.3     Certificate..................................................  43
     8.4     No Injunction................................................  43
     8.5     HSR Act......................................................  43
     8.6     Consents.....................................................  43
     8.7     Transfer Documents...........................................  44
     8.8     Employment Agreements........................................  44
     8.9     Material Adverse Effect......................................  44
     8.10    Opinion of Counsel...........................................  44
     8.11    Title Insurance..............................................  44
     8.12    Environmental Survey.........................................  44
     8.13    Financing....................................................  45

ARTICLE 9 CONDITIONS TO OBLIGATION OF SELLER TO CLOSE.....................  45

     9.1     Accuracy of Representations and Warranties...................  45
     9.2     Performance..................................................  45
     9.3     Certificate..................................................  45
     9.4     No Injunction................................................  45
     9.5     HSR Act......................................................  45
     9.6     Assumption Agreement.........................................  46
     9.7     Opinion of Counsel...........................................  46

ARTICLE 10 TERMINATION....................................................  46

    10.1     Right to Terminate Agreement.................................  46
    10.2     Effect of Termination........................................  47

ARTICLE 11 CERTAIN REMEDIES AND LIMITATIONS...............................  48

    11.1     Expiration of Representations, Warranties and Covenants......  48
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                                      iii.

                               Table Of Contents
                                  (continued)

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     11.2    Indemnity by Seller..........................................  48
     11.3    Indemnity by Moseley and Buyer...............................  49
     11.4    Limitations on Indemnities...................................  49
     11.5    Defense of Third-Party Actions...............................  49
     11.6    Procedure and Dispute Resolution.............................  51
     11.7    Subsequent Recoveries........................................  51
     11.8    Arbitration..................................................  51
     11.9    Adjustment to Purchase Price.................................  52
     11.10   Subrogation..................................................  52
     11.11   Exclusivity..................................................  52
     11.12   Indemnity for Lemelson Claim.................................  52

ARTICLE 12 DISCLOSURE SCHEDULE............................................  53

     12.1    Supplemental Disclosure Schedule.............................  53

ARTICLE 13 MISCELLANEOUS..................................................  53

     13.1    Definition of Certain Terms..................................  53
     13.2    Material Adverse Effect......................................  62
     13.3    Memorandum; Disclaimer of Projections........................  63
     13.4    Expenses.....................................................  63
     13.5    Notices......................................................  63
     13.6    Assignment...................................................  64
     13.7    Entire Agreement; Amendment; Governing Law; Etc..............  64
     13.8    Counterparts.................................................  65
     13.9    Venue........................................................  65
     13.10   Attorney's Fees..............................................  65
     13.11   Third-Party Rights...........................................  65
     13.12   Titles and Headings..........................................  65
     13.13   Exhibits and Schedules.......................................  65
     13.14   Pronouns.....................................................  65
     13.15   Severability.................................................  66
     13.16   Time of Essence..............................................  66
     13.17   Interpretation...............................................  66

                                      iv.

                               TABLE OF EXHIBITS
Exhibit   Description

A         General Assignment and Bill of Sale
B         Patent and Trademark Assignment
C         General Warranty Deed
D         Assumption Agreement
E         Form of Consent
F         Form of Cooley Opinion
G         Form of Brobeck Opinion

                               TABLE OF SCHEDULES

Schedule     Description

1.1(a)       Real Property
1.1(b)(i)    Leases and Subleases of Real Property (Seller as Lessor or
             Sublessor)
1.1(b)(ii)   Leases and Subleases of Real Property (Seller as Lessee or
             Sublessee)
1.1(e)       Tangible Personal Property
1.1(f)(i)    Leases and Subleases of Tangible Personal Property (Seller as
             Lessor or Sublessor)
1.1(f)(ii)   Leases and Subleases of Tangible Personal Property (Seller as
             Lessee or Sublessee)
1.1(h)       Prepaid Expenses
1.1(i)       Intangible Personal Property
1.1(j)       Business Licenses
1.1(k)       Vehicles
1.3(d)       Seller Obligations with respect to the Security Bonds, Loans and
             Mortgages
1.3(e)       Seller Obligations under the Surety Bonds
3.4          Consents
3.8          Absence of Certain Changes of Events
3.9          Title to Assets
3.11         No Undisclosed Liabilities
3.12         Legal Proceedings
3.13         Benefit Plans and ERISA
3.13(a)      Benefits Plans
3.14         Title to Real Property
3.14(d)      Improvements
3.15         Title to Tangible Personal Property
3.16         Transferred or Licensed Intangible Personal Property
3.17(a)(i)   Employment Contracts
3.17(a)(ii)  Non-Compete Contracts
3.17(a)(iii) Partnership Contracts

                                       v.

3.17(a)(iv)  Distribution Contracts
3.17(a)(v)   Disposition or Acquisition Contracts
3.17(a)(vi)  Collective Bargaining Contracts
3.17(a)(vii) Other Contracts
3.17(b)      Violation or Breach of Contracts
3.18         Licenses
3.19         Insurance
3.20/3.20(a) Affiliate Transactions
3.21         Employees and Labor Relations
3.22         Environmental Matters
3.23         Substantial Customers and Suppliers
3.24         Accounts Receivable
3.26         Title to Vehicles
8.8          Employee Agreements

                                      vi.

                           ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement (the "Agreement") is entered into as of
                                              ---------
June 14, 2000 by and among Moseley Associates Incorporated, a California corporation ("Moseley"), Microwave Data Systems Inc., a Delaware corporation and
              -------
a wholly owned subsidiary of Moseley ("Buyer"), and Adaptive Broadband
                                       -----
Corporation, a Delaware corporation ("Seller").
                                      ------

                                    Recitals

          A.  Seller, through an unincorporated division (the "Division") called
                                                               --------
the MDS Data Network Product Group, is in the business of the design, manufacture, and sale of low speed microwave data transmitters (the "Business").
                                                                     --------

          B. Moseley wishes Buyer to purchase and acquire from Seller, and Seller wishes to sell, assign and transfer to Buyer, substantially all the assets of the Business, and Buyer has agreed to assume certain Liabilities of the Business as hereinafter set forth, all for the purchase price, and upon the terms and subject to the conditions, herein set forth.

          C. Capitalized terms used herein without separate definitions have the meanings given to such terms in Section 13.1.
                                    ------------

          Now, Therefore, in consideration of the premises and of the representations, warranties and covenants hereinafter set forth, the parties hereby agree as follows:



                                   ARTICLE 1

                        SALE AND PURCHASE OF THE ASSETS

          1.1 Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and acquire from Seller, at the Closing, free and clear of all Liens, other than Permitted Liens, all right, title and interest of Seller in and to the properties, assets, contracts and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereinafter acquired (other than the Excluded Assets) that are reflected on the Closing Balance Sheet or are located at the Real Property or any property subject to a Real Property Lease or that primarily relate to the Business, in each case as the same shall exist on the Closing Date (collectively, the "Assets"), including the following:
                                 ------

              (a) the real property described in Schedule 1.1(a), and all of the
                                                 ---------------
rights arising out of the ownership thereof or appurtenant thereto (the "Real
                                                                         ----
Property"), together with all buildings, structures, facilities, fixtures and
--------
other improvements thereto (the "Improvements");
                                 ------------

              (b) (i) the leases and subleases of real property described in

Schedule 1.1(b)(i) as to which Seller is the lessor or sublessor and (ii) the
------------------
leases and subleases of real property described in Schedule 1.1(b)(ii) as to
                                                   -------------------
which Seller is the lessee or sublessee, together with any options to purchase the underlying property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases (the leases and subleases described in subclauses (i) and (ii), together with such options, rights, subleases, licenses, permits, deposits and profits, the "Real Property Leases");
                                              --------------------

              (c) all inventories of raw materials, work-in-process, finished goods, products under research and development, demonstration equipment, office and other supplies, parts, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which the Business is conducted, or located at customers' premises on consignment, in each case, which are used or held for use by Seller in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights of Seller against suppliers of such inventories (the "Inventory");
                                                                 ---------

              (d) all trade accounts receivable and all notes, bonds and other evidences of Indebtedness of and rights to receive payments arising out of sales occurring in the conduct of the Business and the security arrangements and collateral securing the repayment or other satisfaction thereof (the "Security
                                                                      --------
Agreements"), excluding accounts receivable, notes, bonds and other Indebtedness
----------
of or from Seller or Affiliates of Seller and the Security Agreements related thereto (the "Accounts Receivable");
              -------------------

              (e) all furniture, fixtures, equipment, machinery and other tangible personal property (other than Inventory and Vehicles) used or held for use in the conduct of the Business at the locations at which the Business is conducted or at customers' premises on consignment, or otherwise used or held for use by Seller in the conduct of the Business (including the items listed in
Schedule 1.1(e), including any of the foregoing purchased subject to any
---------------
conditional sales or title retention agreement in favor of any other Person, and all items owned by Seller and held at any Real Property, Improvements or property subject to a Real Property Lease) and all rights to indemnification at law or under contracts of sale or otherwise with respect thereto (the "Tangible
                                                                       --------
Personal Property");
-----------------

              (f) (i) the leases or subleases of Tangible Personal Property described in Schedule 1.1(f)(i) as to which Seller is the lessor or sublessor
             ------------------
and (ii) the leases of Tangible Personal Property described in Schedule
                                                               --------
1.1(f)(ii) as to which Seller is the lessee or sublessee, together with any
----------
options to purchase the underlying property and all rights to indemnification at law or under contracts of sale or otherwise with respect thereto (the leases and subleases described in subclauses (i) and (ii), together with such options and rights, the "Personal Property Leases");
             ------------------------

              (g) all Contracts (other than the Real Property Leases, the Personal Property Leases and the Accounts Receivable) to which Seller is a party and which are utilized in the conduct of the Business (the "Business
                                                            --------
Contracts"), including the Contracts listed in Schedule
---------                                      --------

3.17, Contracts relating to suppliers, customers, service providers, sales
----
representatives, distributors, purchase orders, marketing arrangements and manufacturing arrangements and including the License and Distribution Agreement dated as of February 19, 1999, as amended from time to time, with Kb/TEL Telecomunicaciones S.A. de D.V. and Seller (the "Kb/TEL Agreement");
                                                 ----------------

              (h) all prepaid expenses relating to the Business, including the items listed in Schedule 1.1(h) (the "Prepaid Expenses");
                ---------------       ----------------

              (i) all Intellectual Property used or held for use in connection with the development, manufacture and sale of products of the Division and the Business and all other Intellectual Property used or held for use primarily in the conduct of the Business as conducted and all rights, privileges, claims, causes of action and options relating or pertaining to such Intellectual Property, including the items listed in Schedule 1.1(i) (the "Intangible
                                        ---------------       ----------
Personal Property");
-----------------

              (j) all Licenses (including applications therefor) utilized in connection with the development, manufacture and sale of the products of the Division and the Business and the use, operation and conduct of the Business at Real Property and the Leased Real Property and all other Licenses primarily utilized in the conduct of the Business, including the Licenses listed in
Schedule 1.1(j) (the "Business Licenses");
---------------       -----------------

              (k) all motor vehicles owned or leased by Seller and used or held for use in the conduct of the Business, including the vehicles listed in
Schedule 1.1(k) (the "Vehicles");
---------------       --------

              (l) all security deposits deposited by or on behalf of Seller as lessee or sublessee under the Real Property Leases (the "Tenant Security
                                                         ---------------
Deposits");
--------

              (m) all rights under insurance policies maintained by Seller and all rights of action, lawsuit, claims and demands, rights of recovery and set-off, and proceeds, under or with respect to such insurance policies, to the extent the coverage thereof remains available after the Closing for claims relating to the Assets or Assumed Liabilities.

              (n) all Books and Records used or held for use primarily in the conduct of the Business or otherwise relating to the Assets, other than the minute books (copies of the portions thereof that relate to the Business or the Assets shall be furnished to Moseley and Buyer upon request), stock transfer books and corporate seal of Seller (the "Business Books and Records"); and
                                         --------------------------

              (o) all other Assets and Properties of Seller primarily used or held for use in connection with the conduct of the Business, including all other Assets and Properties set forth in the Closing Balance Sheet, except as otherwise provided in Section 1.2 (the "Other Assets").
                      -----------       ------------

          1.2  Excluded Assets. Notwithstanding anything contained in Section
                                                                      -------
1.1 to the contrary, the Assets do not include any of the items set forth in the
---
following Sections 1.2(a) through 1.2(i) (herein referred to as the "Excluded
          ---------------         ------                             --------
Assets"):
------

              (a) the name and mark "Adaptive Broadband" and any name or mark derived from or including the foregoing, including, all Logos, corporate symbols or logos incorporating, or internet sites or addresses incorporating the name, "Adaptive Broadband," and the name and mark "California Microwave" and any name or mark derived from or including the foregoing, including, all Logos, corporate symbols or logos incorporating "California Microwave" (the "Excluded
                                                            --------
Intellectual Property");
---------------------

              (b) all cash and cash equivalents and similar type investments, such as certificates of deposit, treasury bills and other marketable securities;

              (c) all Books and Records relating to or used in connection with both the conduct of the Business and the other businesses of Seller (other than the Business Books and Records);

              (d) the Oracle computer system and the Imperative Human Resources System used by Seller in connection with both the conduct of the Business and the other businesses of Seller (the "Oracle Computer System");
                                     ----------------------

              (e) all insurance policies maintained by Seller and all rights of action, lawsuits, claims and demands, rights of recovery and set-off, and proceeds, under or with respect to such insurance policies, except to the extent the coverage thereof remains available after the Closing for claims relating to the Assets or Assumed Liabilities;

              (f) all corporate-level intercompany accounts receivable from Seller;

              (g) all rights to causes of action, lawsuits, claims and demands of any nature available to or being pursued by Seller with respect to the Excluded Assets or Excluded Liabilities;

              (h) all rights, title and interest of Seller in and to prepaid Taxes of the Business and any claims for any refund, credit, rebate or abatement with respect to Taxes of the Business for any period or portion thereof through the Closing Date, and any interest payable with respect thereto, except to the extent such amounts are reflected on the Closing Balance Sheet; and

              (i) all right, title and interest of Seller in and to the properties, assets, contracts and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereinafter acquired, other than the Assets.

          1.3 Assumed Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer will assume and agree to pay, perform and discharge when due the obligations of Seller arising in connection with the operation of the Business set forth in the following Sections 1.3(a) through 1.3(l), as the same shall
                           ---------------         ------
exist on the Closing Date (the "Assumed Liabilities"), and no others:
                                -------------------

              (a) all obligations of Seller with respect to accounts payable, other than accounts payable to Seller or an Affiliate of Seller, incurred for the purchase of materials and services rendered and invoiced in the ordinary course of and primarily in connection with Business (the "Accounts Payable");
                                                          ----------------

              (b) all obligations of Seller under the Personal Property Leases arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date;

              (c) all obligations of Seller under the Business Contracts and Business Licenses arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date;

              (d) obligations of Seller with respect to the security bonds, loans and/or mortgages set out in Schedule 1.3(d) that were incurred by the
                                  ---------------
Seller in connection with the purchase of the Real Property located at 125 Science Parkway, Rochester, New York, provided, however, that Buyer shall only
                                      --------  -------
assume the aggregate outstanding principal amount of such bonds, loans and/or mortgages to the extent such amount is no greater than five hundred thirty-two thousand thirty-six dollars ($532,036) and interest on such principal amount of bonds accruing after the Closing Date;

              (e) obligations of Seller under surety bonds as set out in
Schedule 1.3(e) to secure claims against the Business, provided that Buyer shall
---------------                                        --------
only assume an obligation for claims made under such surety bonds to the extent that the basis and circumstance that gave rise to such claims occurred after the Closing Date;

              (f) all obligations of Seller for replacement of, or refund for, damaged, defective or returned goods;

              (g) all obligations of Seller under the Personal Property Leases set out in Schedule 1.1(f)(ii);
           -------------------

              (h) accrued and current liabilities incurred primarily in connection with the Business, as reflected in the Closing Balance Sheet;

              (i) the claims asserted by Kb/TEL against Seller under the Kb/TEL Agreement, as described in Schedule 3.12;
                           -------------

              (j) the claims asserted by the Lemelson Medical, Education & Research Foundation Limited Partnership which are described in Schedule 3.12,
                                                               -------------
but only to the extent such claims relate to the Assets (the "Lemelson Claim");
                                                              --------------
and

              (k) obligations of Seller with respect to the accrued vacation payable to Transferred Employees and accrued sick leave payable to Transferred Employees to the extent accrued as of the Closing Date.

          1.4 Excluded Liabilities. Except for the Assumed Liabilities, Buyer shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any Liabilities of Seller (including, those related to the Business) of any kind, character or description whatsoever (the "Excluded Liabilities"). Seller shall discharge in a timely manner or shall
      --------------------
make adequate provision for all of the Excluded Liabilities, provided that
                                                             --------
Seller shall have the ability to contest, in good faith, any such claim of Liability asserted in respect thereof. The Excluded Liabilities shall include the following:

              (a) Tax liabilities, including penalties and interest for all taxable periods (or portions thereof) ending on or prior to the Closing Date;

              (b) Liabilities arising out of the Excluded Assets; and

              (c) Liabilities arising out of any Benefit Plan, other than the obligations set forth in Section 1.3(k) above.
                         --------------

                                   ARTICLE 2

                                  THE CLOSING

          2.1 Place and Date. The closing of the sale and purchase of the Assets (the "Closing") and the assumption of the Assumed Liabilities shall take
             -------
place at 10 a.m. local time on the later of (a) June 30, 2000 or (b) the second Business Day after the day on which the last of the conditions to Closing set forth in Articles 8 and 9 shall have been satisfied or waived (the "Closing
         ----------------                                           -------
Date") at the offices of Brobeck Phleger & Harrison LLP, Two Embarcadero Place,
----
2200 Geng Road, Palo Alto, California, or such other time and place upon which the parties may agree. The parties hereto will use commercially reasonable efforts to cause the Closing to occur on June 30, 2000.

          2.2 Purchase Price. The aggregate purchase price for the Assets and for the covenant of Seller contained in Section 5.11 is forty-two million
                                        ------------
dollars ($42,000,000) (the "Purchase Price"), subject to adjustment as provided
                            --------------
in Section 2.3 below, payable by Moseley and Buyer by wire transfer to the
   -----------
account notified in writing by Seller to Moseley and Buyer at least two Business Days prior to the Closing Date in immediately available United States funds at the Closing in the manner provided below. A portion of the Purchase Price shall be allocated to, and deemed to be in consideration of, the covenant of Seller contained in Section 5.11 and the remainder of which will be allocated to, and
             ------------
deemed to be in consideration of, the Assets, as agreed by Seller, Moseley and Buyer.

          2.3  Purchase Price Adjustment. For purposes of this Section 2.3: (x)
                                                               -----------
"Net Assets" as at any date shall mean, as at such date the sum of the following items related or incurred primarily in connection with the Business: (i) accounts receivable of the Division, other than accounts receivable from Seller or Affiliates of Seller, less the reserve for doubtful accounts; plus (ii) gross
                         ----                                    ----
inventory (excluding any amounts in the DOC/WIP account) less an inventory
                                                         ----
reserve equal to thirty percent (30%) of such gross inventory amount; plus (iii)
                                                                      ----
property, plant and equipment (excluding the Oracle Computer System) less accumulated depreciation; plus (iv) Prepaid Expenses, Tenant Security Deposits
                          ----
and Other Assets; less (v)
                  ----
the liabilities on the balance sheet that are Assumed Liabilities; less (vi)
                                                                   ----
amounts paid in advance by the customers of the Division for products that have not been shipped; less (vii) an accrued liability in an amount equal to three
                  ----
hundred seventy-five thousand dollars ($375,000) relating to the Kb/TEL Agreement to the extent not reflected on the Closing Balance Sheet; less (viii)
                                                                    ----
any amount of goodwill reflected in any of the foregoing items; and less (ix)
                                                                    ----
three hundred thousand dollars ($300,000) for LEDR II additional warranty claims; and (y) "Peg Amount" means the Purchase Price less the Reduction Amount,
                 ----------                           ----
if any, plus the Additional Amount, if any.
        ----

              (a)   Closing Balance Sheet.

                    (i) Estimated Closing Balance Sheet. At least five (5) Business Days prior to the Closing, Seller shall prepare and deliver to Moseley and Buyer an unaudited estimated balance sheet of the Business as of the close of business on the Closing Date (the "Estimated Closing
                                                        -----------------
     Balance Sheet"), which shall include reasonable good faith estimates of the
     -------------
     amount of Assets and Assumed Liabilities and other assets and liabilities of the Business that will be on the balance sheet of the Business as of the close of business on the Closing Date, and a computation of the Net Assets as of the close of business on the Closing Date based on the Estimated Closing Balance Sheet (the "Estimated Closing Net Assets"); provided, that
                                 ----------------------------    --------
     if Seller, on the one hand, and Moseley and Buyer, on the other hand, cannot agree upon the amounts to be included in the Estimated Closing Balance Sheet (including the amount of Estimated Closing Net Assets), the amounts in dispute shall be based upon the balances reflected in the Books and Records of Seller with respect to the Business as of calendar month end immediately preceding the Closing Date. The Estimated Closing Balance Sheet shall be prepared in accordance with GAAP in a manner consistent with the accounting policies used in the preparation of the June Balance Sheet.

                    (ii) Closing Balance Sheet. As soon as practicable but in no event later than thirty (30) days after the Closing Date, Seller shall deliver to Moseley and Buyer an audited balance sheet of the Business as of the close of business on the Closing Date (the "Closing Balance Sheet"),
                                                     ---------------------
     which Closing Balance Sheet shall include the Assets and Assumed Liabilities and other assets and liabilities of the Business as of the close of business on the Closing Date, and a computation of the Net Assets as of the close of the business on the Closing Date based on the Closing Balance Sheet (the "Closing Net Assets"). The Closing Balance Sheet shall
                         ------------------
     be audited by Ernst & Young LLP, and shall be prepared in accordance with GAAP in a manner consistent with the accounting policies used in the preparation of the June Balance Sheet and the related statements of operations, stockholders equity and cash flows for the period then ended.

                    (iii) Adjustments at the Closing. At the Closing, (x) if the amount of Estimated Closing Net Assets is less than fifteen million eight hundred fifty thousand dollars ($15,850,000) (the "Required Net
                                                              ------------
     Assets"), then the Purchase Price payable at the Closing shall be reduced
     ------
     by the total amount of such shortfall (such shortfall being the "Reduction
                                                                      ---------
     Amount"), and (y) if the amount of Estimated Closing Net Assets is greater
     ------
     than Required Net Assets, then the Purchase Price payable at Closing shall be increased by the amount of such excess (such excess being the "Additional Amount").
      -----------------

              (b) Post-Closing Adjustment. Promptly following the determination of the Closing Balance Sheet and the Closing Net Assets, the Purchase Price shall be adjusted as follows and payment, by wire transfer of immediately available funds shall be made by Moseley or Buyer or by Seller, as the case may be, not later than five (5) Business Days following such determination:

                    (i) if the amount of Closing Net Assets is less than the Peg Amount, (x) then the Purchase Price shall be reduced, and (y) Seller shall pay to Moseley and Buyer the aggregate amount of such shortfall;

                    (ii) if the amount of Closing Net Assets is greater than the Peg Amount, then (x) the Purchase Price shall be increased, and (y) Moseley and Buyer shall pay to Seller the amount of such excess; and

                    (iii)  in each case, the payments provided by Sections
                                                                  --------
     2.3(b)(i) and (ii) shall include interest from the Closing Date to the date
     ------------------
     of such payment at the prime rate per annum as reported in the Wall Street Journal on the Business Day immediately preceding the date such payment is made in accordance with this Section 2.3.
                                  -----------

              (c) Resolution of Disputes. The Closing Balance Sheet (including the amount of Closing Net Assets) shall become final and binding on Moseley and Buyer unless Moseley and Buyer give written notice of their disagreement (a "Notice of Disagreement") to Seller within thirty (30) days
                 ----------------------
following receipt by Moseley and Buyer of the Closing Balance Sheet. Any such Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. Seller shall have twenty-five (25) days following its receipt of the Notice of Disagreement to review the Notice of Disagreement and to give notice of any disagreement therewith (the "Counter-Notice of
                                                   -----------------
Disagreement") to Moseley and Buyer. If Seller does not give a Counter-Notice of
------------
Disagreement within such period, the Closing Balance Sheet (including the amount of Closing Net Assets) shall be adjusted as set forth in the Notice of Disagreement and, as so adjusted, shall be final and binding upon all parties. If Seller gives timely Counter-Notice of Disagreement, Seller, Moseley and Buyer shall attempt in good faith to resolve their disagreements. If Seller, Moseley and Buyer are unable to resolve all of their disagreements with respect to the Closing Balance Sheet or the amount of Closing Net Assets within twenty (20) days following Seller's delivery to Moseley and Buyer of a Counter-Notice of Disagreement, they shall refer their remaining differences to the U.S. national office of an internationally recognized firm of independent accountants as to which Seller, Moseley and Buyer mutually agree (the "CPA Firm"), which shall,
                                                     --------
acting as experts and not as arbitrators, determine, and only with respect to the remaining differences so submitted, whether, and to what extent, if any, the Closing Balance Sheet or the amount of Closing Net Assets requires adjustment. Seller, Moseley and Buyer shall direct the CPA Firm to use its commercially reasonable efforts to render its determination within forty-five (45) days after the submission of any such dispute to the CPA Firm. The CPA Firm's determination of the Closing Balance Sheet (including the amount of Closing Net Assets) shall be conclusive and binding upon Moseley, Buyer and Seller. The fees and disbursements of the CPA Firm shall be borne fifty percent (50%) by Moseley and Buyer, on the one hand, and fifty percent (50%) by Seller, on the other.

              (d) Physical Inventory. Seller has taken and completed a 100% physical inventory of the Business as of May 29, 2000, which inventory shall be observed by Ernst & Young LLP and shall be the basis of the inventory for purposes of the Estimated Closing Balance Sheet and Closing Balance Sheet.

          2.4 Allocation of Purchase Price. The parties agree to allocate the aggregate of the Purchase Price and the Assumed Liabilities (collectively, the "Aggregate Purchase Price") among the Assets in accordance with Section 1060 of
 ------------------------
the Code as mutually agreed to by the parties within one-hundred eighty (180) days following the Closing. All such mutually agreed to allocations shall be used by each party in preparing any filings required pursuant to Section 1060 of the Code or any similar provisions of state or local law and all relevant income and franchise tax returns. The parties shall complete jointly and each shall file separately Form 8594 with its Federal Income Tax Return consistent with such allocation for the tax year in which the Closing occurs. None of Moseley, Buyer or Seller will take any position before any taxing authority or in any judicial proceeding that is inconsistent with such mutually agreed to allocations without the prior consent of the other party. The parties shall in good faith exercise reasonable efforts to support such reported allocations in any audit proceedings initiated by any taxing authority.

          2.5 Deliveries. At the Closing: (a) Seller will assign and transfer to Buyer good and valid title in and to the Assets (free and clear of all Liens, other than Permitted Liens) by delivery of (i) a General Assignment and Bill of Sale substantially in the form of Exhibit A hereto (the "General Assignment"),
                                  ---------              ------------------
duly executed by Seller, (ii) an assignment of the patents and trademarks included in the Personal Intangible Property substantially in the form of Exhibit B hereto (the "IP Assignment"), (iii) general warranty deeds in proper
---------              -------------
statutory form for recording substantially in the form of Exhibit C and hereto
                                                          ---------
(the "General Warranty Deed") conveying title to the Real Property, and (iv)
      ---------------------
such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Moseley's counsel, as shall be effective to vest in Buyer good title to the Assets (the General Assignment and the other instruments referred to in clauses (ii), (iii) and (iv) being collectively referred to herein as the "Assignment Instruments"), and,
                                              ----------------------
simultaneously therewith, (b) Moseley and Buyer will pay to Seller in the manner provided in Section 2.2 the amount required thereby and Buyer will assume from
            -----------
Seller the due payment, performance and discharge of the Assumed Liabilities by delivery of (i) an Assumption Agreement substantially in the form of Exhibit D
                                                                     ---------
hereto (the "Assumption Agreement"), duly executed by Buyer, and (ii) such other
             --------------------
good and sufficient instruments of assumption, in form and substance reasonably acceptable to Seller's counsel, as shall be effective to cause Buyer to assume the Assumed Liabilities as and to the extent provided in Section 1.3 (the
                                                         -----------
Assumption Agreement and such other instruments referred to in clause (ii) being collectively referred to herein as the "Assumption Instruments"). At the
                                        ----------------------
Closing, there shall also be delivered to Seller, Moseley and Buyer the opinions, certificates and other contracts, documents and instruments required to be delivered under Articles 8 and 9.
                      ----------------

          2.6 Consent of Third Parties. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any Governmental Approval, instrument, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if any assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or affect adversely the rights of Moseley, Buyer or Seller thereunder; and any transfer or assignment to Moseley or Buyer by Seller of any interest under any such Governmental Approval, instrument, contract, lease, permit or other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained. In the event any such consent or approval is not obtained on or prior to the Closing Date, Seller shall (a) continue to use all reasonable efforts to obtain any such approval or consent after the Closing Date until such time as such consent or approval has been obtained without any third-party cost to Moseley or Buyer, (b) hold such Governmental Approval, instrument, contract, lease, permit or other agreement or arrangement on behalf of Buyer,
(c) cooperate with Moseley and Buyer in any lawful arrangement to provide that Buyer shall receive the benefits under any such Governmental Approval, instrument, contract, lease or permit or other agreement or arrangement, including performance by Seller, as agent, and (d) enforce and perform for the account of Moseley and Buyer any rights of Seller arising from such Governmental Approval, instrument, contract, lease, permit or other agreement or arrangement, provided that Buyer shall undertake to pay, perform, discharge or satisfy the
--------
corresponding liabilities and obligations for the enjoyment of such benefit to the extent Buyer would have been responsible therefor if such consent or approval had been obtained. If and to the extent that such arrangement cannot be made with respect to a Business Contract or Business License, Moseley and Buyer shall have no obligation pursuant to Section 2.2 or otherwise with respect to
                                     -----------
any such Business Contract or Business License. The provisions of this Section
                                                                       -------
2.6 shall not affect the right of Moseley and Buyer not to consummate the
---
transactions contemplated by this Agreement if the conditions to its obligations hereunder contained in Sections 8.5 and 8.6 have not been fulfilled.
                       --------------------

          2.7  Further Assurances.

              (a) Each party agrees, at any time and from time to time after the Closing Date, upon reasonable request from the other party, to do, execute, acknowledge and deliver, as appropriate, such further acts, deeds, assignments, transfers, conveyances and powers of attorney as may reasonably be required for the better assigning, transferring, granting, conveying, assuring and confirming to such other party, or its successors and assigns, of any of the assets, properties or Liabilities to be assigned to it or retained by such party as provided herein.

              (b) Effective on the Closing Date, Seller hereby constitutes and appoints Moseley and Buyer the true and lawful attorney of Seller, with full power of substitution, in the name of Seller, Moseley or Buyer, but on behalf of and for the benefit of Moseley and Buyer: (i) to demand and receive from time to time any and all the Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that Moseley and Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets; (iii) to defend or compromise any or all Actions or Proceedings in respect of any of the Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through (iii) as Moseley and Buyer shall deem desirable. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. Seller shall deliver to Moseley and Buyer at Closing an acknowledged power of attorney to the foregoing effect executed by Seller. Moseley and Buyer shall indemnify and hold harmless Seller from any and all Losses caused by or arising out of any breach of Law by Moseley and Buyer in their exercise of such power of attorney.

          2.8 Insurance Proceeds. If any of the Assets are destroyed or damaged or taken in condemnation, the insurance proceeds or condemnation award with respect thereto shall be an Asset to the extent that the Purchase Price is not adjusted to reflect the condemnation, destruction of, or damage to, such Asset. At the Closing, Seller shall pay or credit to Moseley and Buyer any such insurance proceeds or condemnation awards received by it on or prior to the Closing and shall assign to or assert for the benefit of Moseley and Buyer all of its rights against any insurance companies, Governmental Authorities and others with respect to such damage, destruction or condemnation. As and to the extent that there is available insurance under policies maintained by Seller and its Affiliates, predecessors and successors in respect of any Assumed Liability, except for any such insurance proceeds with respect to which the insured is directly or indirectly self-insured or has agreed to indemnify the insurer, Seller shall cause such insurance to be applied toward the payment of such Assumed Liability. The provisions of this Section 2.8 shall not affect the right
                                          -----------
of Moseley and Buyer not to consummate the transactions contemplated by this Agreement if the condition to its obligations hereunder contained in Section 8.1
                                                                     -----------
has not been fulfilled.

                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer that, as set forth in this Article
                                                                        -------
3, except as required by this Agreement:
-

          3.1 Organization, Standing, Etc. of Seller; Corporate Authorization; Enforceability.

               (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on the Business as currently conducted and to own or lease and to operate the properties of the Business. Seller is qualified to do business and is in good standing in each state of the United States in which the Business is conducted that requires such qualification.

               (b) Seller has full corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, to sell and transfer (pursuant to this Agreement) the Assets. The execution and delivery of this Agreement and all other agreements, documents and instruments executed or to be executed pursuant to this Agreement (the "Ancillary
                                                            ---------
Agreements") by Seller, and the consummation of the transactions contemplated
----------
hereby and thereby, have been duly authorized by all necessary corporate and other action on the part of Seller. This Agreement and the Ancillary Agreements of Seller have been, or will have been, at the time of their respective executions and deliveries, duly executed and delivered by a duly authorized officer of Seller.

               (c) This Agreement constitutes and each Ancillary Agreement of Seller will constitute the valid and legally binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of creditors generally.

          3.2 Certificate of Incorporation and Bylaws. Copies of the certificate of incorporation and bylaws or other organizational documents of Seller have been made available to Buyer, and each such copy is true, correct, current and complete.

          3.3 Absence of Conflicts. The execution and delivery by Seller of this Agreement and the Ancillary Agreements to which it is a party do not, and the performance by Seller of its obligations under this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby will not: (a) conflict with or result in a violation or breach of the certificate of incorporation, by-laws or other similar charter documents of Seller; (b) conflict with or result in a violation or breach of any law or order applicable to (i) Seller or any of its assets and properties; (c) except as set forth in Schedule 3.4 with respect to
                                                  ------------
the consents required in connection with the proposed transaction (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller to obtain any consent or approval of any person as a result or under the terms of, (iv) result in or give to any person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give any person any additional rights or entitlements to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien other than Permitted Liens upon Seller or any of its assets or properties under, any agreement included in the Assets or by which any of the Assets are bound; or (d) conflict with or result in a violation or breach of, (A) any other agreement to which Seller is a party where the violation or breach of such agreement or the absence of such consent or approval could reasonably be expected to materially and adversely affect the ability of Seller to consummate the transaction contemplated hereunder or require Seller to obtain the consent or approval of any person hereunder or (B) to Seller's knowledge, any other agreement to which Seller is a party, other than, in the case of clauses (b) and (c), such conflicts, violations, breaches and other consequences within the scope of clauses (b) and (c) which, or such consents and approvals within the scope of clauses (b) and (c) the failure to obtain which, would occur solely as a result of the legal or regulatory status of Buyer or any of its Affiliates. Notwithstanding any provision in the Agreement or any schedule or exhibit to the Agreement to the contrary, Seller's obligations to consummate the transactions contemplated by the Agreement shall not be conditioned upon the waiver or amendment of any instrument governing any Indebtedness for borrowed money or any Lien granted in connection therewith. In furtherance of the foregoing, on or prior to the Closing Date, Seller hereby covenants and agrees to use commercially reasonable efforts to obtain the release of any Lien (other than Permitted Liens) on any of the Assets including any such Lien listed in the Disclosure Schedule.

          3.4 Governmental Authorizations and Consents. Except as set forth on Schedule 3.4, no consents, licenses, approvals or authorizations of, or
         ------------
registrations or declarations with, any Governmental Authority, agency, bureau or commission, or any third party, are required to be obtained or made by Seller in connection with the execution, delivery, performance, validity and enforceability of this Agreement, other than a filing with the Federal Trade Commission and the Department of Justice under the HSR Act which Seller submitted on May 31, 2000.

          3.5 No Violations. Seller is not in violation of or in default under any term of its certificate of incorporation or bylaws or other charter documents or any mortgage, indenture, instrument or agreement relating to indebtedness for borrowed money or of any judgment, decree or order which names Seller, or of any material term of any other agreement that is among the Assets. Seller is not in material violation of any law, ordinance, rule or governmental regulation applicable to Seller, the Business or any of the Assets.

          3.6       Financial Statements.

               (a)  Seller has delivered to Buyer (i) the audited balance sheet

 (the "June Balance Sheet") and the related audited statement of operations of
       ------------------
the Business as of and for the year ended June 30, 1999, (ii) the unaudited balance sheet (the "March Balance Sheet") and the related unaudited statement of
                    -------------------
operations of the Business as of and for the nine-month period ended March 31, 2000 (the "March Financial Statements") and (iii) the unaudited balance sheet
           --------------------------
(the "April Balance Sheet") and the related unaudited statement of operations of
      -------------------
the Business as of April 30, 2000 and for the ten-month period ended April 30, 2000 (the "Financial Statement Date") (the "April Financial Statements") (such
           ------------------------         --------------------------
financial statements, including the notes thereto, if any, hereinafter being referred to as the "Financial Statements"). The Financial Statements present
                    --------------------
fairly in all material respects the financial position of the Business as of the dates thereof and the results of its operations for the periods then ended, except that, the March Financial Statements and the April Financial Statements were prepared on an interim basis, are subject to normal year-end adjustments. The Financial Statements (i) were prepared from the Books and Records of Seller in accordance with GAAP, and (ii) were compiled from Business Books and Records regularly maintained by management and used to prepare the financial statements of Seller in accordance with the principles stated therein except, in the case of both clauses (i) and (ii) above, that certain components of Seller's sales, marketing and administrative expenses were allocated to the Business based on its size and operations. Seller has maintained the Business Books and Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP, the Business Books and Records fairly reflect, in all material respects, the income, expenses, assets and liabilities of the Business and the Business Books and Records provided a fair and accurate basis for the preparation of the Financial Statements delivered to Buyer in accordance with this Section 3.6.
     -----------

               (b) Except as set forth on the Financial Statements and Closing Balance Sheet, the Business is not subject to any Liability other than trade payables and accrued expenses incurred in the ordinary course of business of the Business.

               (c) Since the Financial Statement Date, Seller has not taken any action described in clause (a) through (g), inclusive, of Section 5.8 of this
                                                          -----------
Agreement.

          3.7 Taxes. Seller and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax (as defined below) purposes of which Seller or its subsidiaries is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. The Financial Statements, as of April 30, 2000, reflect any unpaid Taxes of Seller and its subsidiaries for periods (or portions of periods) through such date. Neither Seller nor its subsidiaries has any material liability for unpaid Taxes accruing after April 30, 2000, except for Taxes incurred in the ordinary course of business subsequent to April 30, 2000. There is (i) no material claim for Taxes that is a Lien against the property of Seller or is being asserted against Seller other than Liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Seller being conducted by a Tax Authority and (iii) no extension of any statute of limitations on the assessment of any Taxes granted by Seller and currently in effect. Seller is not a party to any Tax sharing or Tax allocation agreement nor does Seller have any liability or potential liability to another party under any such agreement. Seller has not filed any disclosures to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. Neither Seller nor its subsidiaries has ever been a member of consolidated, combined, unitary or aggregate group of which Seller was not the ultimate parent corporation. Seller and its subsidiaries have in their possession receipts for any Taxes paid to foreign Tax Authorities. The Assets are not subject to any liens for Taxes, except Permitted Liens.

          3.8       Absence of Certain Changes or Events.

               (a)  Except as set forth in Schedule 3.8, since the Financial
                                           ------------
Statement Date, (i) Seller has not, with respect to the Business, entered into any transaction that is not in the usual and ordinary course of business and
(ii) there has been no Material Adverse Effect on the Business and, to the knowledge of Seller, no circumstances or event that could reasonably be expected to result in a Material Adverse Effect on the Business.

               (b)  Except as set forth in Schedule 3.8, between Financial
                                           ------------
Statement Date and the date of this Agreement, Seller has conducted its operations related to the Business in the ordinary course of business, has used commercially reasonable efforts to maintain the Business, Assets, financial position and operations of the Business, its relations with employees, suppliers, licenses and operations related to the Business as an ongoing business in a prudent manner and in accordance with past custom and practice. Without limiting the generality of the foregoing, there has not occurred, between the Financial Statement Date and the date of this Agreement, in each case as related to the Business, any of the following:

                    (i) (x) any increase in the salary, wages or other compensation of any Employee whose annual salary is, or after giving effect to such change would be, $50,000 or more; (y) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees; or (z) any adoption, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presented options, only to the extent the option which Seller reasonably believed to be the least costly was chosen;

                    (ii) (A) incurrences by Seller of Indebtedness with respect primarily to the conduct of the Business in an aggregate principal amount exceeding $50,000 (net of any amounts discharged during such period), or (B) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of Seller under, any Indebtedness of or owing to Seller with respect to the conduct of the Business;

                    (iii) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of Seller used or held for use in the conduct of the Business in an aggregate amount exceeding $50,000;

                    (iv) any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Business or (B) any method of calculating any bad debt, contingency or other reserve of the Business for accounting, financial reporting or Tax purposes;

                    (v) (A) any acquisition or disposition of any Assets used or held for use in the conduct of the Business, other than Inventory in the ordinary course of business consistent with past practice and other acquisitions or dispositions not exceeding $25,000 in the aggregate; or (B) any creation or incurrence of a Lien, other than a Permitted Lien, on any Assets used or held in the conduct of the Business;

                    (vi) any entering into, any material amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section
                                                                      -------
     3.17 or (B) any License disclosed in Schedule 1.1(j);
     ----                                 ---------------

                    (vii) capital expenditures or commitments for additions to property, plant or equipment used or held for use in the conduct of the Business constituting capital assets in an aggregate amount exceeding $50,000;

                    (viii) any transaction with any officer, director, Affiliate or associate of Seller or any associate of any such officer, director or Affiliate (A) outside the ordinary course of business consistent with past practice or (B) other than on an arm's-length basis;

                    (ix) any entering into of a Contract to do or engage in any of the foregoing after the date hereof;

                    (x) any other transaction involving the Business or the Assets outside the ordinary course of business consistent with past practice; or

                    (xi) Seller has not encountered any labor union organizing activity or has any actual or overtly threatened employee strikes, work stoppages, slowdowns or lockouts.

          3.9 Title to Assets. Except for personal property subject to valid leases as set out in Schedule 3.9, Seller has good title to all tangible
                           ------------
personal property of the Business included in the Assets. Except for personal property subject to valid leases as set out in Schedule 3.9, all tangible
                                               ------------
personal property of the Business included in the Assets are owned free and clear of all Liens, other than Permitted Liens.

          3.10 Books and Records. None of the Business Books and Records is recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of one or more Transferred Employees.

          3.11 No Undisclosed Liabilities. Except as reflected or reserved against in the April Balance Sheet or in the notes thereto or as disclosed in
Schedule 3.11, there are no Liabilities against, relating to or affecting the
-------------
Business or any of the Assets, other than Liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate are not material to the Condition of the Business.

          3.12      Legal Proceedings.  Except as disclosed in Schedule 3.12:
                                                               -------------

               (a) there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened against, relating to or affecting Seller with respect to the Business or any of its Assets that (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Ancillary Agreements, or (ii) if determined adversely to Seller (taking into account the probable nature and scope of the remedies available), could reasonably be expected to result in (x) any injunction or other equitable relief that would have a Material Adverse Effect on the Business or (y) Losses by Seller, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding fifty thousand dollars ($50,000);

               (b) there are no facts or circumstances Known to Seller that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

               (c) there are no Orders outstanding against Seller with respect to the Business.

     Prior to the execution of this Agreement, Seller has delivered to Buyer all responses of counsel to auditors' requests for information delivered in connection with Financial Statements (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Business.

          3.13      Benefit Plans; ERISA.

               (a)  Schedule 3.13 (i) contains a true and complete list and
                    -------------
description of each of the Benefit Plans, (ii) identifies each of the Benefit Plans that is a Qualified Plan, (iii) identifies each Benefit Plan which at any time during the five-year period preceding the date of this Agreement was a Defined Benefit Plan and (iv) lists, describes and identifies each other Plan maintained, established, sponsored or contributed to by an ERISA Affiliate, or any predecessor thereof, which, during the five-year period preceding the date of this Agreement, was at any time a Defined Benefit Plan. Seller has not scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to Employees or requested or demanded by Employees under circumstances which make it reasonable to expect that such increases will be granted. Except as disclosed in Schedule
                                                                       --------
3.13(a), no loan is outstanding between Seller and any Employee.
-------

               (b) No transaction contemplated by this Agreement will require a spin-off of assets and liabilities or other division or transfer of rights with respect to any Benefit Plan.

               (c) Neither Seller, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to, on behalf of any Employee, any "multiemployer plan", as that term is defined in Section 4001 of ERISA.

               (d) All contributions and other payments required to be made by Seller to any Benefit Plan for or on behalf of any Employee of the Business with respect to any period ending before or at or including the Closing Date have been made or reserves have been or will be reflected in Financial Statements in accordance with GAAP. There are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

               (e) No event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan, under which Seller, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or
Section 4975 of the Code.

               (f) No transaction contemplated by this Agreement will result in liability to the PBGC under Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise, with respect to the Buyer or any corporation or organization controlled by or under common control with Buyer within the meaning of Section 4001 of ERISA, and no event or condition exists or has existed which could reasonably be expected to result in any such liability with respect to Buyer or any such corporation or organization. No "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any Defined Benefit Plans. No termination re-establishment or spin-off re-establishment transaction has occurred with respect to any Defined Benefit Plan. No Defined Benefit Plan has incurred any accumulated funding deficiency whether or not waived. No filing has been made and no proceeding has been commenced for the complete or partial termination of, or withdrawal from, any Benefit Plan which is a Defined Benefit Plan.

               (g) The fair market value of the assets of each Defined Benefit Plan, as determined as of the last day of the plan year of such plan which coincides with or first precedes the date of this Agreement, was not less than the present value of the projected benefit obligations under such plan at such date as established on the basis of the actuarial assumptions applicable under such Defined Benefit Plan at said date and, to the Knowledge of Seller, there have been no material changes in such values since said date.

               (h) Complete and correct copies of the following documents have been furnished to Buyer prior to the execution of this Agreement:

                    (i) the Benefit Plans and any predecessor plans referred to therein, any related trust agreements, and service provider agreements, insurance contracts or agreements with investment managers, including, all amendments thereto;

                    (ii) current summary Plan descriptions of each Benefit Plan subject to ERISA, and any similar descriptions of all other Benefit Plans;

                    (iii) the most recent Form 5500 and Schedules thereto for each Benefit Plan subject to ERISA reporting requirements;

                    (iv) the most recent determination of the IRS with respect to the qualified status of each Qualified Plan;

                    (v) the most recent accountings with respect to any Benefit Plan funded through a trust;

                    (vi) the most recent actuarial report of the qualified actuary of any Defined Benefit Plan or any other Benefit Plan with respect to which actuarial valuations are conducted; and

                    (vii) all qualified domestic relations orders or other orders governing payments from any Benefit Plan.

               (i) Seller will comply with the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations (including proposed regulations) thereunder, and the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended and the regulations thereunder, with respect to each Transferred Employee.

          3.14      Real Property.

               (a)  Schedule 1.1(a) contains a true and correct list of each
                    ---------------
parcel of real property owned by Seller and used or held for use in connection with the Business. Seller has no leased real property used or held for use in connection with the Business.

               (b)  Except as disclosed in Schedule 3.14, Seller has good and
                                           -------------
marketable fee simple title to the Real Property, free and clear of all Liens other than Permitted Liens. Seller is in possession of the Real Property. Seller has adequate rights of ingress and egress with respect to the Real Property and the Improvements. None of the Real Property or the Improvements, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect (whether or not permitted on the basis of prior nonconforming use, waiver or variance).

               (c) Seller has delivered to Buyer prior to the execution of this Agreement true and complete copies of all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereof, with respect to the Real Property.

               (d)  Except as disclosed in Schedule 3.14(d), the Improvements
                                           ----------------
are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and there are no condemnation or appropriation proceedings pending or threatened against any of the Real Property or the Improvements.

          3.15 Tangible Personal Property. Seller is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all the Tangible Personal Property, which includes all tangible personal property reflected on the balance sheet included in the March Balance Sheet and tangible personal property acquired since March 31, 2000 other than tangible personal property disposed of since such date in the ordinary course of business consistent with past practice. All the Tangible Personal Property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in
Schedule 3.15, and is in good working order and condition, ordinary wear and
-------------
tear excepted, and its use complies in all material respects with all applicable Laws.

          3.16      Intellectual Property Rights.

               (a) Seller owns, or is licensed or otherwise possesses valid and legally enforceable rights to use all Intangible Personal Property. Intangible Personal Property constitutes all the Intellectual Property used in the conduct of the Business as currently is conducted and all Intellectual Property required for products of the Business under development by Seller as of the date hereof or including, the design, development, distribution, marketing, manufacture, use, import, license, and sale of the products, technology and services of the Business (including products, technology, or services currently under development). Seller has not (i) licensed any Intangible Personal Property in source code form to any third party or (ii) entered into any exclusive agreements relating to any Intangible Personal Property with any third party. Except for Intellectual Property licensed to Seller, Seller owns exclusively each item of Intangible Personal Property, including all registered Intellectual Property of Seller listed in Schedule 1.1(i), and owns exclusively, and has good
                             ---------------
title to, all copyrighted works that are Seller products or other works of authorship that Seller otherwise purports to own; provided, however, that such
                                                  --------  -------
works may incorporate copyrighted works or works of authorship, trademarks or trade names of third parties which are licensed to Seller or are in the public domain. Each item of Intangible Personal Property, owned by Seller and, to the Knowledge of Seller, each other item of Intangible Personal Property, including all registered Intellectual Property of Seller listed in Schedule 1.1(i), is
                                                         ---------------
free and clear of any liens, and has not been developed or created in conjunction with any third party or entity. Except as disclosed in Schedule
                                                                    --------
3.16, Seller has not
----
transferred ownership of or granted to any other person or entity any license of or other right to use or authorized the retention of any rights to use any Intellectual Property that is or was Intangible Personal Property. To the extent that any Intangible Personal Property (other than commercially available "shrink wrap" software, "shareware" and "freeware") has been developed or created by any person or entity other than Seller (including any founder or employee of or consultant to Seller), Seller has (or is an express licensee or beneficiary under) a written agreement with such person or entity with respect thereto and Seller has obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights. No person or entity other than Seller has ownership rights to improvements made by Seller in Intangible Personal Property that has been licensed to Seller in connection with the conduct of the Business.

               (b)  Schedule 1.1(i) lists (i) patents, patent applications
                    ---------------
(including provisional applications); (ii) registered trademarks and servicemarks, applications to register trademarks and servicemarks, intent-to-use applications, other registrations or applications to register trademarks or servicemarks, or trademarks or servicemarks in which common law rights are owned or otherwise controlled; (iii) registered copyrights and applications for copyright registration (collectively with the items described in clauses (i) and
(ii)); (iv) any mask work registrations and applications to register mask works;
(v) any other Intangible Personal Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any U.S., foreign, international or supranational governmental authority or other public legal authority; (vi) all licenses, sublicenses and other agreements as to which Seller is a party and pursuant to which any other person or entity is authorized to use any Intangible Personal Property; (vii) all licenses, sublicenses and other agreements as to which Seller is a party and pursuant to which Seller is authorized to use any third-party Intellectual Property ("Third Party Intellectual Property Rights") which
                              ----------------------------------------
are incorporated in, are, or form a part of any product of Seller or which are otherwise used (or currently proposed to be used) by Seller in the conduct of the Business, other than off-the-shelf software programs licensed under standard "shrink wrap" license agreements; and (viii) lists any proceedings or actions in which Seller is a named party that are pending as of the date hereof before any court, tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the registered Intellectual Property of Seller used or currently proposed to be used in the conduct of the Business and other such proceedings or actions that Seller has knowledge of (regardless of whether Seller is a party thereto).

               (c) To the knowledge of Seller, no person or entity (including each employee and former employee of Seller) is infringing, misappropriating or otherwise making any unauthorized use or disclosure of any Intangible Personal Property or any Intellectual Property right of any third party to the extent licensed by or through Seller in connection with the conduct of the Business. Seller has not entered into any agreement to indemnify any other person or entity (other than to customers of the Business who purchase the products of the Business and receive incidental to the purchase of such products an indemnity from Seller for any infringement by Seller in the design, manufacture and sale of such products) against any charge of infringement of any Intangible Personal Property.

               (d) Seller is not or will not be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to any of the Intangible Personal Property or Third Party Intellectual Property Rights. Neither this Agreement nor any transactions contemplated by this Agreement will result in Buyer's granting any rights or licenses with respect to the Intellectual Property of Buyer or the Intangible Personal Property to any person pursuant to any contract to which Seller is a party or by which any of the assets and properties of the Division are bound.

               (e) All Personal Intangible Property is valid and subsisting, and the manufacturing, marketing, licensing and sale of the products of the Division do not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party. Seller (i) except in connection to the Lemelson Claim, has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has not brought any action, suit or proceeding for infringement of Intangible Personal Property or breach of any license or agreement involving Intangible Personal Property against any third party. All necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with the registered Personal Intangible Property has been paid and all necessary documents and certificates in connection with such registered Intellectual Property of Seller have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such registered Intellectual Property.

               (f) Seller has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intangible Personal Property of the rights to such contributions that Seller does not already own by operation of law.

               (g) Seller has taken all commercially reasonable steps to protect and preserve the confidentiality of all Intangible Personal Property not otherwise protected by patents, patent applications or copyright ("Confidential
                                                                   ------------
Information"). All disclosure by Seller to a third party of Confidential
-----------
Information believed by Seller to be material to the Business has been pursuant to the terms of a written agreement between Seller and such third party. Seller has taken all requisite commercially reasonable steps to protect its rights in confidential information and trade secrets and to protect the confidentiality of confidential information provided to Seller by any other person or entity subject to a duty of confidentiality. Without limiting the generality of the foregoing, Seller has a policy requiring each employee, consultant and independent contractor to execute proprietary information, confidentiality and invention and copyright assignment agreements substantially in the form attached to (or described in) Schedule 1.1(i). Seller has taken all commercially
                     ---------------
reasonable steps to protect and preserve ownership of Intangible Personal Property.

               (h) There has been no Material Adverse Effect on the Business or the electronic systems of Seller used by Seller in the conduct of the Business and no material interruption in the delivery of the products and services of Seller used by Seller in the conduct of the Business by reason of the advent of the year 2000, and all of the products of Seller used by Seller in the conduct of the Business (including products currently under development) consistently, predictably and accurately, without interruption or manual intervention, record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will consistently, predictably and accurately calculate any information dependent on or relating to such dates in substantially the same manner, and with the same functionality, data integrity and performance, as such products record, store, process, calculate and present calendar dates on or before December 31, 1999 or calculate any information dependent on or relating to such dates. Without limiting the generality of the foregoing, (i) Seller has taken all commercially reasonable actions to ensure that the information technology systems and non-information technology systems used by Seller in the internal operations of the Division and the conduct of the Business will function properly beyond 1999 (and Seller has no knowledge of any material issues that have arisen in connection therewith) and (ii) to the knowledge of Seller, its key third-party vendors and suppliers to the Business have not experienced Year 2000 problems that could materially disrupt or harm the day-to-day functioning of the businesses and operations of the Division or the Business.

               (i) To the knowledge of Seller, its software programs and other Intellectual Property contain no "viruses." For the purposes of this Agreement, "virus" means any computer code designed to disrupt, disable or harm in any manner the operation of any software or hardware including worms, bombs, backdoors, clocks, timers, or other disabling device code, designs or routines which causes the software to be erased, inoperable, or otherwise incapable of being used, either automatically or with passage of time or upon command by any person.

               (j)  Except as set forth on Schedule 3.16(j), Seller has not
                                           ----------------
agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by Seller or such other person or entity of the Personal Intangible Property of any person or entity other than Seller.

               (k) The operation of the Business as currently conducted, including the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Business, does not infringe or misappropriate the Intellectual Property of any third party, violate the rights of any third party (including rights to privacy or publicity), or constitute unfair competition or an unfair trade practice under any law. Except as set forth in Schedule 3.16, Seller has not received notice from any person or entity
         -------------
claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of Seller used or currently proposed to be used in the conduct of the Business infringes or misappropriates the Intellectual Property of any person or entity or constitutes unfair competition or trade practices under any law, including notice of any third party patent rights or other Intellectual Property rights from a potential licensor of such rights.

               (l) No Intangible Personal Property and no product, technology or service of Seller is subject to any order or action or proceeding that restricts, or that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Intangible Personal Property product technology or service by Seller or that could reasonably be expected to affect the validity, use or enforceability of such Intangible Personal Property. There is no order outstanding and no action or proceeding pending finding or alleging, and Seller has no reason to believe, that any (i) product, technology, service or publication of Seller regarding or relating to the Business, (ii) material published or distributed by Seller regarding or relating to the Business or
(iii) conduct or statement of Seller regarding or relating to the Business constitutes material, false advertising or otherwise violates any law. Other than the Kb/TEL Agreement, there is no contract or license between Seller and third party with respect any to Intangible Personal Property under which there is any dispute Known to Seller, used in the conduct of the Business, regarding the scope of such contract or license, or performance under such contract or license, including with respect to any payments to be made or received by Seller thereunder.

               (m)  Schedule 1.1(i) sets forth a list of (i) all software which
                    ---------------
Seller has licensed from any third party which is used by Seller in the products or otherwise in the Business and (ii) all "freeware" and "shareware" incorporated into any product now or heretofore shipped by Seller in connection with the conduct of the Business. Seller has all rights necessary to the use of such software, "freeware" and "shareware".

               (n) All product performance comparisons heretofore furnished by Seller to customers of the Business or Buyer are accurate in all material respects as of the dates so furnished (except that, in the case of product performance comparisons made as of a specified earlier date, such comparisons shall be accurate as of such specified earlier date, and, in the case or product performance comparisons superseded by a subsequent product performance comparison furnished to the customer before the customer's acquisition of a license on the product covered by the superseded comparison, the superseding comparison shall be accurate in all material respects and the superseded comparison shall be disregarded).

          3.17      Contracts.  (a) Schedule 3.17 (with paragraph references
                                    -------------
corresponding to those set forth below) contains, as of the date hereof, a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of such material Contracts and arrangements which, together with all amendments and supplements thereto and all waivers (and, in the event such waivers were provided orally, all material waivers) of any terms thereof, have been made available and, in the case of material Contracts and arrangements, delivered to Buyer prior to the execution of this Agreement) to which Seller is a party or by which any of the Assets is bound:

                    (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term to, or otherwise relating to employment or the termination of employment of, any Employee, the name, position and rate of compensation of each Employee party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of Seller to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any Employee exceeding $10,000 or any group of Employees exceeding $50,000 in the aggregate;

                    (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of Seller to engage in any business activity or compete with any Person in connection with the Business or prohibiting or limiting the ability of any Person to compete with Seller in connection with the Business;

                    (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person in connection with the Business;

                    (iv) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchises with whom Seller deals in connection with the Business;

                    (v) all Contracts relating to the future disposition or acquisition of any Assets, other than dispositions or acquisitions of Inventory in the ordinary course of business consistent with past practice;

                    (vi) all collective bargaining or similar labor Contracts covering any Employee; and

                    (vii) all other Contracts (other than Benefit Plans and insurance policies listed in Schedule 3.13) with respect to the Business
                                  -------------
     that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to Seller of more than $50,000 annually and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to Seller.

               (b)  Each Contract required to be disclosed in Schedule 3.17(a)
                                                              ----------------
is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Schedule 3.17(b) neither Seller nor, to the Knowledge of
                       ----------------
Seller, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

          3.18      Licenses.  Schedule 1.1(j) contains, as of the date hereof,
                               ---------------
a true and complete list of all material Licenses used or held for use in the Business (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Seller has delivered to Buyer true and complete copies of all such Licenses. Except as disclosed in Schedule 3.18:
                                                             -------------

                    (i) (i) Seller owns or validly holds all Licenses that are material, individually or in the aggregate, to the Business;

                    (ii) each Business License is valid, binding and in full force and effect; and

                    (iii) Seller is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Business License.

          3.19      Insurance. Schedule 3.19 contains a true and complete list
                               -------------
(including the names and addresses of the insurers, the names of the Persons to whom such Policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation and other insurance policies currently in effect that insure the Business, the Employees or the Assets. Each such insurance policy is valid and binding and in full force and effect, no premiums due thereunder have not been paid and Seller has not received any notice of cancellation or termination in respect of any such policy or is in default thereunder. Such insurance policies are placed with financially sound and reputable insurers and, in light of the nature of the Business and the Assets, are in amounts and have coverages that are reasonable and customary for Persons engaged in such business and having such Assets and Properties. Neither the Seller nor, to the Seller's knowledge, the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section 3.19 is denying liability with respect to a claim thereunder or
     ------------
defending under a reservation of rights clause.

          3.20      Affiliate Transactions.  Except as disclosed in Schedule
                                                                    --------
3.20, (i) no officer, director, Affiliate or Associate of Seller or any
----
Associate of any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities used or held for use in connection with the Business, and (ii) the Business does not provide or cause to be provided any assets, services or facilities to any such officer, director, Affiliate or Associate. Each of the transactions listed in Schedule 3.20(a) is
                                                           ----------------
engaged in on an arm's-length basis.

          3.21      Employees; Labor Relations.

               (a)  Schedule 3.21 contains a list of the name of each Employee
                    -------------
at the date hereof, together with such Employee's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such Employee in effect on such date. Seller has not received any information that would lead it to believe that a material number of such Employees will or may cease to be Employees, or will refuse offers of employment from Buyer, because of the consummation of the transactions contemplated by this Agreement.

               (b)  Except as disclosed in Schedule 3.21, (i) no Employee is
                                           -------------
presently a member of a collective bargaining unit and, to the Knowledge of Seller, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the Employees, and (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last five (5) years against Seller with respect to the conduct of the Business before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority. Since June 30, 1997, there has been no work stoppage, strike or other concerted action by employees of Seller engaged in the Business. During that period, Seller has complied in all material respects with all applicable Laws relating to the employment of labor, including, those relating to wages, hours and collective bargaining.

          3.22 Environmental Matters. Seller has obtained all Licenses which are required under applicable Environmental Laws in connection with the conduct of the Business or the Assets. Each of such Licenses is in full force and effect. Seller has conducted the Business in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law. In addition, except as set forth in Schedule 3.22
                                                                  -------------
(with paragraph references corresponding to those set forth below):

               (a) No Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of Seller, threatened by any Governmental Authority with respect to any alleged failure by Seller to have any License required under applicable Environmental Laws in connection with the conduct of the Business or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or Release of any Hazardous Material in connection with the Business, and to the Knowledge of Seller there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such Order, Environmental Claim, penalty or investigation.

               (b) Seller does not own, operate or lease a treatment, storage or disposal facility on any of the Real Property requiring a permit under the Resource Conservation and Recovery Act, as amended, or under any other comparable state or local Law; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos or asbestos-containing material is or has been present, (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, and (iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law or otherwise Released, in the cases of clauses (i) through (iv), at, on or under any such site or facility during any period that Seller owned, operated or leased such property.

               (c) Seller has not transported or arranged for the transportation of any Hazardous Material in connection with the operation of the Business to any location that is (i) listed on the NPL under CERCLA, (ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in CERCLIS or on any similar state or local list or (iii) the subject of enforcement actions by federal, state or local Governmental or Regulatory Authorities that may lead to Environmental Claims against Seller or the Business.

               (d) No Hazardous Material generated in connection with the operation of the Business has been recycled, treated, stored, disposed of or Released by Seller at or from the Real Property or any property that is subject to any Real Property Lease in violation of, or in a manner that is reasonably likely to give rise to any liability under, or in a manner inconsistent with applicable Environmental Laws.

               (e) No oral or written notification of a Release of a Hazardous Material in connection with the operation of the Business has been filed by or on behalf of Seller, and no site or facility now or previously owned, operated or leased by Seller on any of the Real Property is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up.

               (f) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by Seller on any of the Real Property, and no federal, state or local Governmental Authority action has been taken or, to the Knowledge of Seller, is in process that could subject any such site or facility to such Liens, and Seller would not be required to place any notice or restriction relating to the presence of Hazardous Materials at any such site or facility in any deed to the Real Property on which such site or facility is located.

               (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, Seller in relation to any site or facility now or previously owned, operated or leased by Seller on any of the Real Property which have not been delivered to Buyer prior to the execution of this Agreement.

          3.23      Substantial Customers and Suppliers. Schedule 3.23 lists the
                                                         -------------
ten (10) largest customers of the Business, on the basis of revenues for goods sold or services provided for the most recently completed fiscal year. Schedule
                                                                       --------
3.23 lists the ten (10) largest suppliers of the Business, on the basis of cost
----
of goods or services purchased for the most recently completed fiscal year. Except as disclosed in Schedule 3.23, no such customer or supplier has ceased or
                       -------------
materially reduced its purchases from, use of the services of, sales to or provision of services to the Business since, with respect to any customer, the Financial Statement Date, and with respect to any supplier, June 30, 1999, or to the Knowledge of Seller, has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof. Except as disclosed in Schedule 3.23, to the Knowledge of Seller, no such customer or
             -------------
supplier is threatened with bankruptcy or insolvency.

          3.24      Accounts Receivable.  Except as set forth in Schedule 3.24,
                                                                 -------------
the Accounts Receivable (i) arose from bona fide sales transactions, (ii) to Seller's knowledge, are not subject to any valid set-off or counterclaim, (iii) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, and (iv) are not the subject of any Actions or Proceedings brought by or on behalf of Seller.

          3.25 Inventory. All items included in the Inventory are the property of Seller, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by Seller on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental Authorities.

          3.26      Vehicles.  Schedule 1.1(k) contains a true and complete list
                               ---------------
of all motor vehicles owned or leased by Seller and used or held for use in the conduct of the Business. Except as disclosed in Schedule 3.26, Seller has good
                                                -------------
and valid title to, or has valid leasehold interests in or valid rights under Contract to use, each Vehicle, free and clear of all Liens other than Permitted Liens.

          3.27      No Guarantees.  Except as set forth in Schedule 3.27, none
                                                           -------------
of the Liabilities of the Business or of Seller incurred in connection with the conduct of the Business is guaranteed by or subject to a similar contingent obligation of any other Person, nor has Seller guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any customer, supplier or other Person to whom Seller sells goods or provides services in the conduct of the Business or with whom Seller otherwise has significant business relationships in the conduct of the Business.

          3.28 Entire Business. The sale of the Assets by Seller to Buyer pursuant to this Agreement will effectively convey to Buyer the entire Business and all of the tangible and intangible property used by Seller (whether owned, leased or held under license by Seller, by any of Seller's Affiliates or Associates or by others) in connection with the conduct of the Business as heretofore conducted by Seller (except for the Excluded Assets and assets used by Seller in both the Business and other businesses of Seller in the corporate administration of Seller and its businesses) including all tangible Assets and
                                             ---------
Properties of Seller reflected in the April Balance Sheet and Assets and Properties acquired since the Financial Statement Date in the conduct of the Business, other than the Excluded Assets and Assets and Properties disposed of since such date, consistent with Section 3.8.
                                 -----------

          3.29 Disclosure. No representation or warranty contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make such statements, in the light of the circumstances under which they were made, not misleading. The information memorandum dated February 2000 regarding the Business and the Division was prepared in good faith by Seller.

          3.30 Brokers. No agent, broker, person or firm acting on behalf of Seller or its stockholders is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from and person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein, other than SG Cowen Securities Corporation, whose fees, expenses and commissions shall be solely the responsibility of Seller.

                                   ARTICLE 4

              REPRESENTATIONS AND WARRANTIES OF MOSELEY AND BUYER

     Moseley and Buyer, jointly and severally, represent and warrant to Seller that, as set forth in this Article 4, except as required by this Agreement:
                           ---------

          4.1 Organization and Standing of Moseley and Buyer; Certificate of Incorporation and Bylaws. Moseley is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to enter into this Agreement, to carry out the transactions contemplated hereby and to perform its obligations hereunder. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement, to carry out the transactions contemplated hereby and to perform its obligations hereunder. Copies of the articles of incorporation and bylaws of Moseley and the certificate of incorporation and bylaws of Buyer have been made available to Seller, and each such copy is true, correct and complete.

          4.2 Authorization. The execution and delivery of this Agreement and all other documents and instruments executed or to be executed by Moseley and Buyer pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate and other action on the part of Moseley and Buyer, respectively. This Agreement and the Ancillary Agreements to which Moseley and Buyer are parties have been, or will have been, at the time of their respective executions and deliveries, duly executed and delivered by a duly authorized officer of Moseley and Buyer, respectively.

          4.3 Enforceability. This Agreement constitutes and each Ancillary Agreement to which Moseley and Buyer are parties will constitute the valid and legally binding obligation of Moseley and Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting the rights of creditors generally.

          4.4 Absence of Conflicts. The execution and delivery by Moseley and Buyer of this Agreement and the other agreements contemplated hereby do not, and the performance by Moseley and Buyer of their obligations under this Agreement, such other agreements and the consummation of the transactions contemplated hereby and thereby will not, (a) conflict with or result in a violation or breach of the articles of incorporation, by-laws or other similar charter documents of Moseley or Buyer; (b) conflict with or result in a violation or breach of any law or order applicable to (i) Moseley or Buyer or any of their assets and properties; (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Moseley or Buyer to obtain any consent or approval of any person as a result or under the terms of, (iv) result in or give to any person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any Lien upon Moseley or Buyer or any of their assets or properties under, any agreement to which Moseley or Buyer is a party or by which any of their assets or properties is bound, other than, in the case of clauses (b) and (c), such conflicts, violations, breaches and other consequences within the scope of clauses (b) and (c) which, or such consents and approvals within the scope of clauses (b) and (c) the failure to obtain which, would occur solely as a result of the legal or regulatory status of Seller or any of its Affiliates.

          4.5 Governmental Authorizations and Consents. No material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority, bureau, agency or commission, or any third party, are required to be obtained or made by Buyer in connection with the execution, delivery, performance, validity and enforceability of this Agreement, other than a filing with the Federal Trade Commission and the Department of Justice under the HSR Act, which Buyer submitted on June 1, 2000.

          4.6 Financial Statements. Buyer has delivered to Seller (a) the audited balance sheet and the related audited statement of operations of Buyer as of and for the three (3) year period ended December 31, 1999 and (b) the unaudited balance sheet and the related unaudited statement of operations of Buyer (the "Interim Financial Statements") as of and for the three (3) month
            ----------------------------
period ended March 31, 2000 (such financial statements, including the notes thereto, hereinafter being referred to as the "Buyer Financial Statements"). The
                                               --------------------------
Buyer Financial Statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position of Buyer as of the dates thereof and the results of operations for the periods then ended, except that the Interim Financial Statements were prepared on an interim basis, are subject to normal year end adjustments and do not contain all the footnote disclosures required by GAAP.

          4.7 Litigation. To the Knowledge of Moseley or Buyer, as of the date of this Agreement, no action, suit, proceeding or governmental investigation is pending against Moseley or Buyer or their properties, at law or in equity or before any court, governmental department, commission, board, agency, authority or instrumentality, domestic or foreign, that seeks to question, delay or prevent the consummation of the transactions contemplated hereby.

          4.8 Brokers. No agent, broker, person or firm acting on behalf of Moseley or Buyer or their stockholders is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from and Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein, other than Houlihan Lokey Howard & Zukin, whose fees, expenses and commissions shall be solely the responsibility of Buyer.

          4.9 Section 203. Neither Moseley nor Buyer is and, for the three preceding years, neither has been, an "interested stockholder" of Seller within the meaning of Section 203 of the Delaware General Corporation Law.

                                   ARTICLE 5

                              COVENANTS OF SELLER

     Seller covenants and agrees with Buyer that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, indefinitely, Seller will comply with all covenants and provisions of this Article 5, except
                                                             ---------
to the extent Buyer may otherwise consent in writing.

          5.1 Regulatory and Other Approvals. Seller will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental Authorities or any other Person required of Seller to consummate the transactions contemplated hereby and by the Ancillary Agreements, including, those described in Schedule 3.4, (b) provide
                                                    ------------
such other information and communications to such Governmental Authorities or other Persons as Buyer or such Governmental Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Buyer as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental Authorities or other Persons required of Buyer to consummate the transactions contemplated hereby and by the Ancillary Agreements. Seller will provide prompt notification to Buyer when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Buyer of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

          5.2 HSR Filings. In addition to and not in limitation of Seller's covenants contained in Section 5.1, Seller will (a) take promptly all actions
                       -----------
necessary to make the filings required of Seller or its Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by Seller or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with Buyer in connection with Buyer's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

          5.3 Investigation by Buyer. Seller will (a) provide Buyer and any Person who is considering providing financing to Buyer to finance all or any portion of the Purchase Price and their respective officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (collectively, "Representatives") with full access, upon
                                      ---------------
reasonable prior notice and during normal business hours, to the Employees and such other officers, employees and agents of Seller who have any responsibility for the conduct of the Business, to Seller's accountants and to the Assets, and
(b) furnish Buyer and such other Persons with all such information and data (including, copies of Business Contracts, Business Licenses, Benefit Plans and other Business Books and Records) concerning the Business, the Assets and the Assumed Liabilities as Buyer or any of such other Persons reasonably may request in connection with such investigation.

          5.4 No Solicitations. In consideration of the substantial expenditure of time, effort and expense undertaken of Buyer and its Representatives, Seller agrees for a period commencing on the date of the execution of this Agreement until such earlier date as (i) the Closing or (ii) the termination of this Agreement that the Seller will not, directly or indirectly, through any officer, director, employee, affiliate or agent or otherwise, take any action to solicit, encourage, or pursue any inquiry, proposal or offer for, or furnish or cause to be furnished any information related to, the acquisition of any or all of the Assets, including the grant of any license to any intellectual property related to or used in connection with the Business, other than licenses in the ordinary course of business related to the sale of the Division's products. If Seller or any such officer, director, agent or Affiliate of Seller (or any Person acting for or on their behalf) receives from any member of management of the Division any offer, inquiry or informational request referred to above, Seller will promptly advise such Person, by written notice, of the terms of this Section 5.4 and will promptly,
                                                -----------
orally and in writing, advise Buyer of such offer, inquiry or request and deliver a copy of such notice to Buyer.

          5.5 Conduct of Business. Seller will operate the Business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, Seller will:

          (a) in the ordinary course and consistent with past practice (i) preserve intact the present business organization and reputation of the Business, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the Employees, (iii) maintain the Assets in good working order and condition, ordinary wear and tear excepted and (iv) maintain the goodwill of customers, suppliers, lenders and other Persons to whom Seller sells goods or provides services or with whom Seller otherwise has significant business relationships in connection with the Business;

          (b) except to the extent required by applicable Law, (i) cause the Business Books and Records to be maintained in the usual, regular and ordinary manner, and (ii) not permit any material change in any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of Seller;

          (c) use commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in Schedule 3.19; and
                                                 -------------

          (d) comply, in all material respects, with all Laws and Orders applicable to the Business and promptly following receipt thereof to give Buyer copies of any notice received from any Governmental Authority or other Person alleging any violation of any such Law or Order.

        5.6   Financial Statements and Reports; Filings.

          (a) As promptly as practicable and in any event no later than 45 days after the end of each fiscal quarter ending after the date hereof and before the Closing Date (other than the fourth quarter) or 90 days after the end of each fiscal year ending after the date hereof and before the Closing Date, as the case may be, Seller will deliver to Buyer true and complete copies of (in the case of any such fiscal year) the audited and (in the case of any such fiscal quarter) the unaudited balance sheet, and the related audited or unaudited statement of operations, of the Business, as of and for the fiscal year then ended or as of and for the fiscal quarter and the portion of the fiscal year then ended, as the case may be, together with the notes, if any, relating thereto, which financial statements shall be prepared on a basis consistent with the Financial Statements.

          (b) As promptly as practicable, Seller will deliver to Buyer true and complete copies of such other financial statements, reports and analyses relating to the Business as may be prepared or received by Seller or as Buyer may otherwise reasonably request.

          (c) As promptly as practicable, Seller will deliver copies of all License applications and other filings made by Seller in connection with the operation of the Business after the date hereof and before the Closing Date with any Governmental Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

        5.7 Employee Matters. Except as may be required by Law, Seller will refrain from directly or indirectly:

          (a) making any representation or promise, oral or written, to any Employee concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any Employee under the terms of any Benefit Plan;

          (b) making any increase in the salary, wages or other compensation of any Employee, other than increases in the ordinary course that in the aggregate do not exceed ten percent (10%) of the annual compensation of such Employee in the immediately preceding twelve (12) month period;

          (c) adopting, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement with respect to the Business or any of the Employees, or amending, modifying or terminating (partially or completely) any such Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which Seller reasonably believes to be the least costly is chosen; or

          (d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees.

     Seller will administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Seller will promptly notify Buyer in writing of each receipt by Seller (and furnish Buyer with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Benefit Plan.

        5.8   Certain Restrictions.  Seller will refrain from:

          (a) acquiring or disposing of any Assets and Properties used or held for use in the conduct of the Business, other than Inventory in the ordinary course of business consistent with past practice and other acquisitions or dispositions not exceeding $50,000 in the aggregate, or creating or incurring any Lien, other than a Permitted Lien, on any Assets and Properties used or held for use in the conduct of the Business;

          (b) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any material Business Contract or any material Business License;

          (c) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any Business Contract or any Business License;

          (d) incurring, purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of Seller under, any Liability of or owing to Seller in connection with the Business, other than in the ordinary course of business consistent with past practice;

          (e) engaging in any transaction with respect to the Business with any officer, director, Affiliate or Associate of Seller, or any Associate of any such officer, director or Affiliate, either outside the ordinary course of business consistent with past practice or other than on an arm's-length basis;

          (f) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets on behalf of the Business in an aggregate amount exceeding $50,000; or

          (g) entering into any Contract to do or engage in any of the foregoing.

        5.9 Security Deposits. Seller will take all actions necessary to transfer to Buyer on the Closing Date all of Seller's right, title and interest in and to the Tenant Security Deposits.

        5.10  Delivery of Books and Records, etc.; Removal of Property.

          (a) On the Closing Date, Seller will deliver or make available to Buyer at the locations at which the Business is conducted all of the Business Books and Records and such other Assets as are in Seller's possession at other locations, and if at any time after the Closing Seller discovers in its possession or under its control any other Business Books and Records or other Assets, it will forthwith deliver such Business Books and Records or other Assets to Buyer.

          (b) Within sixty (60) days after the Closing Date, Seller shall remove all Excluded Assets from the Real Property and Improvements. Such removal shall be at the sole cost and risk of Seller, including risk of loss and damage to such Excluded Assets. Buyer shall have no liability to Seller with respect to such removal and transportation. Seller shall be responsible for all repairs to the Real Property and Improvements due to damage caused by Seller and its employees and agents in connection with the removal of Excluded Assets.

        5.11  Noncompetition.

          (a) Seller will, for a period of three (3) years from and after the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates:

               (i) employing, engaging or seeking to employ or engage any Person who within the prior twelve (12) months had been an employee of Buyer or any of its Affiliates engaged in the Business, unless such employee (A) resigns voluntarily (without any solicitation from Seller or any of its Affiliates) or (B) is terminated by Buyer or any of its Affiliates after the Closing Date;

               (ii) causing or attempting to cause (A) any client, customer or supplier of the Business to terminate or materially reduce its business with Buyer or any of its Affiliates or (B) any officer, employee or consultant of Buyer or any of its Affiliates engaged in the Business to resign or sever a relationship with Buyer or any of its Affiliates except that, in the event that Seller is acquired (whether through (i) sale of substantial assets, or (ii) merger, sale of stock or otherwise pursuant to which the stockholders of Seller immediately prior to such transaction hold less than a majority of the voting securities of the surviving or acquiring corporation after such transaction), by an independent third party with operations that compete with the Business at the time of such transaction (a "Pre-Existing Business"), this prohibition shall not apply to such Pre-
         ---------------------
     Existing Business as so conducted;

               (iii) disclosing (unless required by law or compelled by judicial or administrative process) or using any confidential or secret information relating primarily to the Business or any client, customer or supplier of the Business; or

               (iv) participating or engaging in (other than through the ownership of 5% or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in, any of the lines of business which comprised the Business on the Closing Date in any jurisdiction in which the Division presently conducts the Business except that, in the event that Seller is acquired (whether through (i) sale of substantial assets, or (ii) merger, sale of stock or otherwise pursuant to which the stockholders of Seller immediately prior to such transaction hold less than a majority of the voting securities of the surviving or acquiring corporation after such transaction), by an independent third party with operations that compete with the Business at the time of such transaction, this prohibition shall not apply to such Pre-Existing Business as so conducted, and except that this restriction shall not apply to the Seller's retaining, possessing or taking ownership or disposing of the products sold to Comlog in 1999 for approximately one-hundred twelve thousand nine-hundred two dollars ($112,902) and which products are being held by Seller in storage in Rochester.

          (b) The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section 5.11. It
                                                               ------------
is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

          (c) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

        5.12 Notice and Cure. Seller will notify Buyer in writing of, and contemporaneously will provide Moseley and Buyer with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to Seller, that causes or will cause any covenant or agreement of Seller under this Agreement to be breached or that renders or will render untrue in any material respect any representation or warranty of Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Buyer's right to seek indemnity under Article
                                                                       -------
11.
--

        5.13 Fulfillment of Conditions. Seller will execute and deliver at the Closing each Ancillary Agreement that Seller is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Buyer contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                   ARTICLE 6

                        COVENANTS OF MOSELEY AND BUYER

        6.1 Confidentiality. Moseley and, as an Affiliate of Moseley, Buyer shall comply in all respects with the provisions of the Confidentiality Agreement between Seller and Moseley dated February 4, 2000 (the
"Confidentiality Agreement"). Without limiting the generality of the foregoing,
 -------------------------
and except as required by law or pursuant to valid legal process, neither Moseley nor Buyer shall contact any customers or employees of Seller without the prior consent of an officer of Seller.

        6.2 Investigation. In conducting its review of the Business, each of Moseley and Buyer shall use its reasonable efforts to not interfere in any material manner with the Business or with the performance of Seller's employees except to the extent the review permitted by Seller necessitates such interference.

     6.3      Employees.

          (a) With respect to any individual employed primarily in the conduct of the Business by Seller immediately prior to the Closing (an "Employee") who
                                                                --------
is a Transferred Employee, Buyer will provide, for a period of at least one year following the Closing Date, to the extent commercially practicable, benefits similar to those offered by Moseley to its employees generally. Nothing in this Section 6.3 shall be construed as conferring on any
                           -----------
Employee a continued right to employment.

          (b) Buyer shall offer employment to all Employees other than those identified by Moseley to Seller commencing as of the Closing Date at substantially similar rate of base salary, in the same general location and for a comparable position as each had with Seller immediately prior to the Closing, and will assume all responsibility for compensation and any employee benefits to be paid to Transferred Employees for services rendered to Buyer from and after the Closing Date, such compensation and benefits to be determined by Moseley and Buyer, subject to Buyer's obligations under Section 6.3(a). Each Transferred
                                            --------------
Employee shall receive credit for time served as an employee of Seller (including any predecessor entity thereto) for purposes of eligibility for benefits under Buyer's benefit plans. Nothing herein shall restrict Buyer in the exercise of its independent business judgment, subject to Buyer's obligations under Section 6.3(a), as to the terms and conditions under which
                  --------------
such employment shall continue, the duration of such employment, the basis on which such employment is terminated or the compensation or benefits provided to Transferred Employees. Nothing herein shall be deemed to constitute an agreement to employ any Transferred Employee for any length of time.

        6.4 Regulatory and Other Approvals. Moseley and Buyer will (a) take all commercially reason-able steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental Authorities or any other Person required of Buyer to consummate the transactions contemplated hereby and by the Ancillary Agreements, (b) provide such other information and communications to such Governmental Authorities or other Persons as Seller or such Governmental Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Seller as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental Authorities or other Persons required of Seller to con-summate the transactions contemplated hereby and by the Ancillary Agreements. Moseley and Buyer will provide prompt notification to Seller when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Seller of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

        6.5 HSR Filings. In addition to and without limiting Moseley's covenants contained in Section 6.4, Moseley will (a) take promptly all actions
                       -----------
necessary to make the filings required of Moseley or its Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by Moseley or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with Seller in connection with Seller's filing under the HSR Act and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

                                   ARTICLE 7

                           COVENANTS OF ALL PARTIES

          7.1 Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Moseley, Buyer and Seller each will execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

          7.2 Certain Filings. Moseley, Buyer and Seller shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, in furnishing such information as may be required in connection therewith, including, filings under the HSR Act, and in seeking timely to obtain any such actions, consents, approvals or waivers.

          7.3 Public Announcements. None of Moseley, Buyer or Seller will issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby, or disclose the existence of this Agreement to any person or entity, prior to the Closing and, after the Closing, will not issue any such press release or make any such public statement without, in the case of Moseley or Buyer, the prior written consent of Seller, and, in the case of Seller, the prior written consent of Moseley (in each case, which consent shall not be unreasonably withheld or delayed), subject to any applicable disclosure obligations pursuant to law (including Seller's requirement to issue a press release promptly after the execution of this Agreement), provided that the party proposing to issue any press release or
            --------
similar public announcement or communication in compliance with any such disclosure obligations shall use commercially reasonable efforts to consult in good faith with the other parties before doing so.

     7.4  Use of Business Names by Buyer.
       (a) Moseley and Buyer acknowledge that Seller has the absolute and exclusive proprietary right to all names, marks, trade names, trademarks, service names and service marks (collectively, "Names") incorporating "Adaptive
                                                -----
Broadband" or any similar Name and to all corporate symbols or logos (collectively, "Logos") incorporating Adaptive Broadband or any similar name.
                -----
All rights of Seller and its Affiliates to the same and the goodwill represented thereby and pertaining thereto are being retained by Seller. Each of Moseley and Buyer agrees that it will not, and will cause the Business not to, use the Adaptive Broadband Name or any Name incorporating "California Microwave" or any similar Names or any Logo incorporating such Names or any similar Names in any manner, including in connection with the sale of any products or services or otherwise in the conduct of the Business, except as expressly permitted by subsection (b) of this Section 7.4.
                       -----------

          (b) For a period of six (6) months from the Closing Date (the "Window
                                                                         ------
Period"), Seller shall and hereby irrevocably grants, effective as of the
------
Closing Date, on a fully-paid, royalty-free basis, to Moseley and Buyer the right to use the Adaptive Broadband Logo and the Adaptive Broadband Name in connection with the operation of the Business as currently conducted including, during the Window Period, to (i) use any molds or castings included in the equipment or machinery included in the Assets despite the appearance thereon and on the products manufactured therewith of the Adaptive Broadband Name or the Adaptive Broadband Logo, (ii) market and sell all such products produced by the Business and (iii) use any other assets on hand included in the Assets, including any catalogs, invoices, packaging material or stationery, bearing the
---------
Adaptive Broadband Name or Adaptive Broadband Logo (provided, however, that each
                                                    --------  -------
of Moseley and Buyer shall use its commercially reasonable efforts to cease its use of the Adaptive Broadband Name and the Adaptive broadband Logo within three months). Immediately upon the expiration of the Window Period, Moseley and Buyer shall cease to use in any manner the Adaptive Broadband Name or the Adaptive Broadband Logo incorporating such Name and remove or obliterate such Name or the Adaptive Broadband Logo from any molds, castings, products or other assets and clearly and prominently mark the new name of the Business thereon.
At all times following the Closing, each of Moseley and Buyer shall not indicate that Moseley or Buyer or the Business is affiliated with Seller or any of its affiliates.

          7.5 Consents; Cooperation. Seller, Moseley and Buyer will use their commercially reasonable efforts:

          (a) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all authorizations, consents, orders, permits or approvals of, or notices to, or filings, registrations or qualifications with, all governmental authorities or any other person or entity that are required on their respective parts, for the consummation of the transactions contemplated by this Agreement;

          (b) to defend, consistent with applicable principles and requirements of law, any lawsuit or other legal proceeding, whether judicial or administrative, whether brought derivatively or on behalf of third persons (including governmental authorities) challenging this Agreement or the transactions contemplated hereby;

          (c) to furnish to each other such information and assistance as may reasonably be requested in connection with the foregoing; and

          (d) to (i) take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement (excluding satisfying the closing conditions in Articles 8 or 9 hereof insofar as they relate to the
                          ---------------
truth of representations and warranties but including otherwise satisfying the closing conditions in Articles 8 or 9) and (ii) refrain from taking any action
                      ---------------
which reasonably could be expected to render any representation or warranty contained in this Agreement untrue or incorrect in any material respect (except to the extent a representation or warranty or covenant is qualified by materiality in which case Seller will refrain from taking any action that would render such representation or warranty untrue or incorrect) as of the Closing.

          7.6 Liability for Transfer Taxes. Each of Buyer (or Moseley) and Seller shall be responsible for and pay in a timely manner one-half of all sales, use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees ("Transfer Taxes"), arising out of or in connection with or attributable to
       --------------
the transactions effected pursuant to this Agreement. Each party hereto shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes that are the primary responsibility of such party under applicable law; provided, however, that such party's preparation of any such Tax
                --------  -------
Returns shall be subject to the other party's approval which approval shall not be withheld or delayed unreasonably.

          7.7 Communications with Customers and Suppliers. Seller, Moseley and Buyer will mutually agree upon (and shall not unreasonably withhold consent with respect to) all communications with suppliers and customers of the Business relating to this Agreement and the transactions contemplated hereunder prior to the Closing Date.

          7.8 Books and Records. From and after the Closing and until the sixth anniversary thereof, (a) Seller agrees to grant to Moseley and Buyer, upon reasonable notice and during normal business hours, reasonable access to any books and records that pertain to the Business, but which are not Books and Records, and (b) Moseley and Buyer agree to grant to Seller, upon reasonable notice and during normal business hours, reasonable access to any Books and Records included in the Assets that pertain to the operations of the Business on or prior to the Closing Date, for any reasonable business purpose of Seller.

          7.9   Tax Cooperation and Retention.

            (a) Each of Moseley, Buyer and Seller shall at their own expense cooperate with each other and make available to each other such Tax data and other information as may be reasonably required in connection with (i) the preparation or filing of any Tax return, election, consent or certification, or any claim for refund or the preparation of Seller's financial statements, (ii) any determinations of liability for Taxes, or (iii) any audit, examination or other proceeding in respect of Taxes ("Tax Data"). Such cooperation shall
                                       --------
include making their respective employees and independent auditors reasonably available on a mutually convenient basis for all reasonable purposes, including, to provide explanations and background information and to permit the copying of books, records, schedules, workpapers, notices, revenue agent reports, settlement or closing agreements and other documents containing the Tax Data ("Tax Documentation"). If a third party is retained in connection with any
  -----------------
review hereunder, the party retaining such third party shall be responsible for any fees and expenses of such third party.

            (b) The Tax Data and the Tax Documentation shall be retained for seven years (plus any extensions) following the taxable year to which such Tax Data and Tax Documentation relates; provided, however, that in the event an
                                    --------  -------
audit, examination, investigation or other proceeding has been instituted prior to the expiration of an applicable statute of limitations the Tax Data and Tax Documentation relating thereto shall be retained until there is a final determination thereof (and the time for any appeal has expired).

          7.10 Employees. At Closing, Seller will terminate the employment of all Employees, excluding such Employees identified by Moseley and Buyer, and Buyer will immediately extend offers to and if such offer is accepted, hire all such terminated employees (the "Transferred Employees"). Other than obligations of
                           ---------------------
Seller with respect to the accrued vacation payable to Transferred Employees and accrued sick leave payable to Transferred Employees to the extent accrued as of the Closing Date, Moseley and Buyer will have no obligations with respect to the Transferred Employees with respect to any claim, benefit, salary, bonus, commission or any other amount attributable to such employees' employment with Seller and Seller will pay all such amounts on or before the Closing Date. Buyer will assume liability for the payment of severance payments, if any, due to any Transferred Employees as a result of the termination of such employees' employment by Buyer after the Closing Date pursuant to any employment contract assumed by Buyer. Neither Moseley nor Buyer will be liable for the payment of any retention bonus to any Transferred Employee.

                                   ARTICLE 8

            CONDITIONS TO OBLIGATIONS OF MOSELEY AND BUYER TO CLOSE

     The obligations of Moseley and Buyer to purchase and pay for the Assets, assume the Assumed Liabilities and otherwise consummate the transactions that are to be consummated at the Closing are subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived by Moseley and Buyer in whole or in part):

          8.1 Accuracy of Representations and Warranties. The representations and warranties of Seller set forth in Article 3 shall be accurate in all
                                      ---------
material respects as of the Closing, as though made on and as of the Closing Date, except to the extent that any of such representations and warranties refers specifically to a date other than the Closing Date, in which case such representation or warranty shall have been accurate in all material respects as of such other date.

          8.2 Performance. Seller shall have performed in all material respects all obligations required by this Agreement to be performed by Seller on or before the Closing Date.

          8.3 Certificate. Moseley and Buyer shall have received from the Chief Executive Officer and Chief Financial Officer of Seller a certificate dated the Closing Date confirming, to such person's knowledge, that the conditions in Sections 8.1 and 8.2 have been met.
--------------------

          8.4 No Injunction. There shall not be in effect, at the Closing, any injunction or other binding order of any court or other tribunal having jurisdiction over Moseley or Buyer or Seller that prohibits Moseley's and Buyer's purchase of the Assets or Seller's sale of the Assets and no action pending which seeks to prohibit the transactions and no threat by any governmental agency to commence such an action.

          8.5 HSR Act. All consents, approvals and actions of, filings with and notices to any Governmental Authority necessary to permit Moseley and Buyer and Seller to perform their obligations under this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby
(a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Moseley and Buyer, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including under the HSR Act, shall have occurred.

          8.6 Consents. All consents (or in lieu thereof waivers) to the performance by Moseley and Buyer and Seller of their obligations under this Agreement and the Ancillary Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Moseley, Buyer or Seller is a party or by which any of their respective Assets and Properties are bound (a) shall have been obtained, (b) shall be substantially in the form attached as Exhibit E, (c) shall not be subject to the
                                      ---------
satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Moseley, Buyer, the Assets, the Assumed Liabilities or the Business.

          8.7 Transfer Documents. Seller shall have delivered to Moseley and Buyer at the Closing all documents, certificates and agreements necessary to transfer to Buyer title to the Assets, free and clear of any and all Liens thereon, other than Permitted Liens, including:

               (a) a bill of sale, assignment and general conveyance, substantially in the form of Exhibit A, dated the Closing Date, with respect to
                             ---------
the Assets;

               (b) assignments of all Contracts, Intellectual Property and any other agreements and instruments constituting Assets, dated the Closing Date, assigning to Buyer all Seller's right, title and interest therein and thereto;

               (c) an assignment of lease, dated as of the Closing Date, with respect to each Lease;

               (d) certificates of title to all motor vehicles included in the Assets to be transferred to Buyer hereunder, duly endorsed for transfer to Buyer as of the Closing Date; and

               (e) a tax clearance certificate from the State of New York pertaining to sales and use Taxes and employment Taxes.

          8.8 Employment Agreements. Moseley and Buyer shall have reached an acceptable arrangement, in the form of employment agreements or otherwise, with the Employees identified on Schedule 8.8.
                                 ------------

          8.9 Material Adverse Effect. There shall not have occurred a material adverse effect on the Assets (taken as a whole), the Assumed Liabilities and other liabilities, operations, financial conditions, results of operations or prospects of the Business that results in the lenders of Moseley and Buyer that are to provide financing to Moseley and Buyer of the Purchase Price and certain related costs (the Financing Lenders") not providing such
                                     -----------------
financing as contemplated by Moseley and Buyer.

          8.10 Opinion of Counsel. Moseley and Buyer shall have received the opinion of Cooley Godward LLP, counsel to Seller, dated the Closing Date, substantially in the form and to the effect of Exhibit F hereto.
                                               ---------

          8.11 Title Insurance. Moseley and Buyer shall have received from a title insurance company acceptable to Moseley, Buyer and the Financing Lenders a title insurance policy with respect to the Real Property in form and substance acceptable to Moseley, Buyer and the Financing Lenders. Buyer and Seller shall each bear one-half of the cost related to the obtaining of such title insurance policy.

          8.12 Environmental Survey. Moseley and Buyer shall have received an environmental survey and assessment in form and substance reasonably satisfactory to Moseley and Buyer and the Financing Lenders prepared by a firm of licensed engineers (familiar with the identification of Hazardous Materials) reasonably satisfactory to Moseley, Buyer and the Financing Lenders, such environmental survey and assessment to be based upon physical on-site inspections by such firm of each of the existing sites and facilities owned, operated and leased by Seller used in connection with the Business, as well as a historical review of the uses of such sites and facilities and of the Business.

          8.13 Financing. Moseley and Buyer shall have obtained from the Financing Lenders financing having terms reasonably satisfactory to Buyer and in an amount at least equal to the Purchase Price and the expenses of Buyer incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.


                                   ARTICLE 9

                  CONDITIONS TO OBLIGATION OF SELLER TO CLOSE

     The obligation of Seller to sell the Assets and otherwise consummate the transactions that are to be consummated at the Closing is subject to the satisfaction, as of the Closing Date, of the following conditions (any of which may be waived by Seller):

          9.1 Accuracy of Representations and Warranties. The representations and warranties of Moseley and Buyer set forth in Article 4 shall be accurate in
                                                 ---------
all material respects as of the Closing, as though made on and as of the Closing Date, except to the extent that any of such representations and warranties refers specifically to a date other than the Closing Date, in which case such representation or warranty shall have been accurate in all material respects as of such other date.

          9.2 Performance. Moseley and Buyer shall have performed all obligations required by this Agreement to be performed by Moseley and Buyer on or before the Closing Date.

          9.3 Certificate. Seller shall have received from the Chief Executive Officer and the Chief Financial Officer of each of Moseley and Buyer a certificate dated the Closing

Date confirming, to such person's knowledge, that the conditions in Sections 9.1
                                                                    ------------
and 9.2 have been met.
-------

          9.4 No Injunction. There shall not be in effect, at the Closing, any injunction or other binding order of any court or other tribunal having jurisdiction over Seller that prohibits the sale of the Business and the Assets or Moseley's or Buyer's purchase of the Assets.

          9.5 HSR Act. All consents, approvals and actions of, filings with and notices to any Governmental Authority necessary to permit Seller and Moseley and Buyer to perform their obligations under this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby
(a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including under the HSR Act, shall have occurred.

          9.6 Assumption Agreement. Seller shall have received from Buyer an Assumption Agreement, substantially in the form of Exhibit D, under which Buyer
                                                   ---------
shall have assumed the Assumed Liabilities.

          9.7 Opinion of Counsel. Seller shall have received the opinion of Brobeck, Phleger & Harrison LLP, counsel to Moseley, dated the Closing Date, substantially in the form and to the effect of Exhibit G hereto.
                                               ---------


                                  ARTICLE 10

                                  TERMINATION

          10.1 Right to Terminate Agreement. This Agreement may be terminated prior to the Closing:

            (a) by the mutual agreement of Seller, Moseley and Buyer;

            (b) by written notice of Moseley or Buyer to Seller at any time after ninety (90) days after signing, if the Closing shall not have occurred on or prior to such date; provided, however, that the right to terminate this
                       --------  -------
Agreement under this Section 10.1(b) shall not be available to Moseley or Buyer
                     ---------------
if the action of Moseley or Buyer or any of their Affiliates has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

            (c) by written notice of Seller to Moseley and Buyer at any time after ninety (90) days after signing, if the Closing shall not have occurred on or prior to such date; provided, however, that the right to terminate this
                       --------  -------
Agreement under this Section 10.1(c) shall not be available to Seller if the
                     ---------------
action of Seller or any of its Affiliates has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

     (d) by written notice of Seller to Moseley and Buyer at any time after July 14, 2000, if one or more of the conditions set forth in Sections 8.8, 8.9,
                                                             ------------------
8.11 or 8.12 has not been satisfied or waived on or before July 14, 2000;
------------
provided, however, that Seller may not exercise its right to terminate this
--------  -------
Agreement under this Section 10.1(d) if the failure to satisfy such condition or
                     ---------------
conditions is attributable to any act or omission of Seller or any officer, director, employee, agent or Affiliate of Seller or any Person acting for or on their behalf;

     (e) by written notice of Seller to Moseley and Buyer at any time after July 31, 2000, if the condition set forth in Section 8.6 has not been satisfied or
                                        -----------
waived on or before July 31, 2000; provided, however, that Seller may not
                                   --------  -------
exercise its right to terminate this Agreement under this Section 10.1(e) if the
                                                          ---------------
failure to satisfy such condition or conditions is attributable to any act or omission of Seller or any officer, director, employee, agent or Affiliate of Seller or any Person acting for or on their behalf;

     (f) by written notice of Seller to Moseley and Buyer at any time after June 30, 2000, if Buyer has not obtained a commitment from the Financing Lenders sufficient to satisfy the requirements of Section 8.13, or has not waived the
                                          ------------
condition set forth in Section 8.13, on or before June 30, 2000;
                       ------------

     (g) at any time before the Closing, by Seller or Moseley or Buyer (for purposes of this Section 10.1(g) only, Moseley and Buyer shall constitute a
                 ---------------
single party), in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; and

     (h) at any time after Rejection but before the Closing, by written notice of Seller to Moseley and Buyer; provided, however, that Seller may not exercise
                                --------  -------
its right to terminate this Agreement under this Section 10.1(h) if the
                                                 ---------------
condition or conduct that gave rise to the right of termination, or the failure to close is attributable to any act or omission of Seller or any officer, director, employee, agent or Affiliate of Seller or any Person acting for or on their behalf.

    10.2 Effect of Termination. Upon the termination of this Agreement pursuant to Section 10.1:
   ------------

     (a) Moseley and Buyer shall promptly cause to be returned to Seller or shall destroy all documents and information obtained in connection with this Agreement and the transactions contemplated by this Agreement and all documents and information obtained in connection with Moseley's and Buyer's investigation of the Business, including any copies made by or supplied to Moseley or Buyer or any of their agents of any such documents or information; and

          (b) No party hereto shall have any obligation or liability to the other parties hereto, except that the parties hereto shall remain bound by the provisions of this Section 10.2 and Sections 6.1, 7.3 and 10.3 and Article 12
                   ------------     --------------------------     ----------
and by the provisions of the Confidentiality Agreement.


                                  ARTICLE 11

                       CERTAIN REMEDIES AND LIMITATIONS

          11.1    Expiration of Representations, Warranties and Covenants.

     Notwithstanding any right of Moseley and Buyer (whether or not exercised) to investigate the Business or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Seller, Moseley and Buyer have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Seller and Moseley and Buyer contained in this Agreement will survive the Closing (a) indefinitely with respect to the representations and warranties contained in Sections 3.1, 3.2, 3.3 and 3.9, the first sentence of
                        ------------------------------
Section 3.14(b), the first sentence of Section 3.15, the first sentence of
---------------                        ------------
Section 3.16(a) and Sections 3.30, 4.1, 4.2, 4.3, 4.4, 4.5 and 4.8 and the
---------------     ----------------------------------------------
covenants and agreements contained in Sections 2.7 and 13.4, (b) until the
                                      ---------------------
expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by
Section 3.7 and Article 12 and (insofar as they relate to ERISA or the Code),
-----------     ----------
Section 3.13, (c) in the case of Section 3.22, for a period of ten (10) years
------------                     ------------
from the Closing Date, (d) insofar as they relate to an Environmental Claim or Environmental Law, Sections 3.8 and 3.11 and the other representations and
                   ---------------------
warranties of Seller contained herein, for a period of ten years after the Closing Date, (e) until two years from the Closing Date in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing or (f) with respect to each other covenant or agreement contained in this Agreement, until sixty (60) days following the last date on which such covenant or agreement is to be performed or, if no such date is specified, indefinitely, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (a), (b), (c), (d) or (e) above will continue to survive if a claim for indemnity shall have been made under Section 11.2 or 11.3 on or prior to
                                         --------------------
such termination date, until such claim has been satisfied or otherwise resolved.

          11.2    Indemnity by Seller.

             (a)  Subject to the provisions of Section 11.1 hereof relating to
                                               ------------
the survival of representations and warranties and the other limitations contained herein, from and after the Closing, Seller shall indemnify, defend and hold harmless Moseley, Buyer and their respective Affiliates, officers, directors, employees, and agents (collectively, the "Buyer Indemnitees")
                                                     -----------------
against any and all claims, losses, Liabilities, fines, fees, penalties, damages, deficiencies, costs and expenses, including, losses resulting from the defense, settlement and/or compromise of a claim and/or demand and/or assessment, reasonable attorneys', accountants' and expert witnesses' fees, costs and expenses of investigation and litigation, and the costs and expenses of enforcing the indemnification provided hereunder (hereafter individually a "Loss" and collectively "Losses") incurred by any of
                                                   ------
the Buyer Indemnitees and arising out of or relating to: (i) all Excluded Liabilities; (ii) any misrepresentation or breach of any representation or warranty made by Seller in this Agreement; and (iii) any breach of any covenant, agreement or obligation of Seller contained in this Agreement.

          (b) Seller shall not be required to indemnify Buyer Indemnitees with respect to any claim for indemnification resulting from or arising out of matters described above pursuant to this Section 11.2, unless and until the
                                         ------------
aggregate amount of all claims against Buyer Indemnitees exceeds four hundred thousand dollars ($400,000), at which time Buyer Indemnities may claim one-half of all of the claims made under this Section that aggregate up to four hundred thousand dollars ($400,000) and the full amount of all other claims under this Section, regardless of amount; provided, however, that Seller's maximum
                               --------  -------
liability to Buyer Indemnitees under this Section 11.2 shall not exceed fifty
                                          ------------
percent (50%) of the Purchase Price in the aggregate; provided further that this paragraph (b) shall not apply to a misrepresentation or breach of warranty or covenant by Seller contained in Sections 3.1, 3.3, 3.7, 3.9, 3.30, and 7.10, the
                                -------------------------------------------
first sentence of Section 3.14(b), the first sentence of Section 3.15, the first
                  ---------------                        ------------
sentence of Section 3.16(a) and Article 12.
            ---------------     ----------

         11.3 Indemnity by Moseley and Buyer. Subject to the provisions of
Section 11.1 hereof relating to the survival of representations and warranties
------------
and the other limitations contained herein, from and after the Closing, Moseley and Buyer shall indemnify, defend and hold harmless the Seller and each of its Affiliates, officers, directors, employees, and agents (collectively, the "Seller Indemnitees") against the net amount of all Losses incurred by any of
 ------------------
the Seller Indemnitees and arising out of or relating to: (i) any Assumed Liabilities; (ii) any misrepresentation or breach of any representation or warranty made by Moseley and Buyer in this Agreement; and (iii) any breach of any covenant, agreement or obligation of Moseley and Buyer contained in this Agreement.
         11.4 Limitations on Indemnities. No party shall be required to indemnify any other party or any of their Affiliates, officers, directors, employees and agents:

          (a) to the extent such indemnity is limited by operation of law,

provided that the parties shall use all commercially reasonable means to effect
--------
the terms of this Agreement, consistent with the Law; and

          (b) based upon a liability that is contingent unless and until such contingent liability becomes an actual liability or an indemnified party incurs any Loss as a result thereof, provided, however, that a Claim Notice may be
                              --------  -------
validly delivered with respect to such contingent liability.

         11.5 Defense of Third-Party Actions.

          (a) The indemnified party seeking indemnification under this Agreement (the "Indemnified Party") shall promptly notify the indemnifying party (the
      -----------------
"Indemnifying Party") of the assertion of any claim, or the commencement of any
-------------------
Action or Proceeding by any Third

Party, in respect of which indemnity may be sought hereunder and shall give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (except to the extent that the Indemnifying Party has suffered actual prejudice by such failure). The Indemnifying Party shall have the right, but not the obligation, exercisable by written notice to (which notice shall contain the unconditional undertaking by the Indemnifying Party to bear all Liabilities, obligations and Losses with respect to such Third Party Claim, as defined below) the Indemnified Party within thirty (30) days of receipt of notice from the Indemnified Party of the commencement of or assertion of any claim, Action or Proceeding by a Third Party in respect of which indemnity may be sought hereunder (a "Third-Party Claim") to
                                                          -----------------
assume the defense at its sole expense such Third-Party Claim that (i) involves (and continues to involve) solely money damages or (ii) involves (and continues to involve) claims for both money damages and equitable relief against the Indemnified Party that cannot be severed, where the claims for money damages are the primary claims asserted by the Third Party and the claims for equitable relief are incidental to the claims for money damages, and where the Indemnified Party reasonably determines (and continues to reasonably determine) that defense of the claim by the Indemnifying Party will not have a material adverse effect on the Indemnified Party. If the Indemnifying Party does not assume the defense of any such Third-Party Claim, the Indemnifying Party shall, in addition to any other amounts due under this Article 11, indemnify the Indemnified Party for all
                             ----------
actual expenses of the defense of such Third-Party Claim (including court costs, reasonable fees of attorneys, accountants and other experts and other reasonable expenses of litigation), including with respect to any Third Party Claim which, if the facts alleged therein were proven to be true, would otherwise constitute an indemnifiable claim.

          (b) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third-Party Claim that the other is defending pursuant to this Agreement.

          (c) The Indemnifying Party, if it has assumed the defense of any such Third-Party Claim pursuant to this Agreement, shall not, without the Indemnified Party's prior written consent (not to be unreasonably withheld), enter into any compromise or settlement, it being agreed that no such compromise or settlement may be entered into that (i) results in any liability to the Indemnified Party,
(ii) commits the Indemnified Party to take, or to forbear to take, any action or
(iii) does not provide for a complete release by such Third Party of the Indemnified Party. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, enter into any compromise or settlement where the amount of such compromise or settlement would cause the applicable cap on the Indemnifying Party's liability, as provided herein, to be exceeded. The Indemnified Party shall have the sole and exclusive right to settle any Third-Party Claim, with the consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed, on such terms and conditions as it deems reasonably appropriate, to the extent such Third-Party Claim involves equitable or other nonmonetary relief against the Indemnified Party, and shall have the right to settle, at the Indemnifying Party's sole expense, any Third-Party Claim involving money damages for which the Indemnifying Party has not assumed the defense pursuant to this Section 11.5 with the written consent of the
                         ------------
Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Indemnified Party shall have the right to employ separate counsel at the Indemnifying Party's expense and to control its own defense of any such asserted liability if (i) there are or may be legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party or (ii) in the reasonable opinion of counsel to such Indemnified Party, conflict or potential conflict exists between the Indemnifying Party and such Indemnified Party that would make such separate representation advisable.

          11.6 Procedure and Dispute Resolution.

           (a) If an Indemnified Party shall have a claim of indemnification pursuant to this Article 11 (an "Indemnity Claim"), it shall promptly give
                 ----------      ---------------
written notice thereof (the "Claim Notice") to the Indemnifying Party or
                             ------------
parties, including therein a brief description of the facts upon which such claim is based and the amount thereof, to the extent that it can be ascertained,

provided, however, that failure to provide such prompt notice shall not affect
--------  -------
any rights or remedies of the Indemnified Party except to the extent of any actual prejudice caused thereby.

           (b) In the event that the Indemnifying Party disputes the validity or amount of any Indemnity Claim, prior to taking any other action, the matter shall be referred to responsible executives of the affected parties for consideration and resolution. If the parties have not otherwise resolved the dispute, they shall meet in person in a mutually agreeable location within thirty (30) days after the delivery of the Claim Notice and exercise their commercially reasonable efforts to settle the matter amicably.

           (C) If any such dispute is not settled within thirty (30) days from the delivery of the Claim Notice, such dispute shall, at the demand of either party, be referred to and decided in accordance with the provisions of Section
                                                                       -------
11.8.
----

          11.7 Subsequent Recoveries. Following the Closing, if any amount is paid by an indemnifying party in discharge of any claim for indemnification hereunder and such amount (or part thereof) is subsequently recovered (whether by payment, discount, credit, set-off or otherwise) by the indemnified party from the behavior of the party that gave rise to the Claim Notice in respect of the matter in relation to which such claim was made, the indemnified party will, to the fullest extent permitted by Law, pay to the indemnifying party a sum corresponding to such amount recovered from such third party less all costs and expenses (including, the attorney's fees and other fees and expenses) of such recovery and less all taxes thereon.

          11.8 Arbitration. Any dispute submitted to arbitration pursuant to this Section 11.8 shall be finally and conclusively determined by the decision
     ------------
of a board of arbitration consisting of three (3) members (hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided.
                      --------------------
Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the Indemnified Party. The Board of Arbitration shall meet in San Francisco, California or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying

Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including, such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.

          11.9 Adjustment to Purchase Price. Amounts paid in respect of the parties' indemnification obligations shall be paid in cash and shall be treated as an adjustment to the Purchase Price; provided, however, that any
                                                --------  -------
such adjustment to the Purchase Price shall notaffect the provisions of
Section 11.2.
------------

          11.10 Subrogation. To the extent that the Indemnifying Party makes or is required to make any indemnification payment to the Indemnitee, the Indemnifying Party shall be entitled to exercise, and shall be subrogated to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that the Indemnitee or any of the Indemnitee's affiliates may have against any other person with respect to any Losses, circumstances or matter to which such indemnification payment is directly or indirectly related. The Indemnitee shall permit the Indemnifying Party to use the name of the Indemnitee and the names of the Indemnitee's Affiliates in any transaction or in any proceeding or other matter involving any of such rights or remedies; and the Indemnitee shall take such actions as the Indemnifying Party may reasonably request at the cost of the Indemnifying Party for the purpose of enabling the Indemnitee to perfect or exercise the Indemnifying Party's right of subrogation hereunder.

          11.11 Exclusivity. The right of each party hereto to assert indemnification claims and receive indemnification payments pursuant to this
Article 11 shall be the sole and exclusive right and remedy exercisable by
----------
such party with respect to any breach by the other party hereto of any representation, warranty or covenant or failure to pay or perform any Assumed Liability or Excluded Liability, as applicable, except in cases of fraud or intentional misrepresentation or willful breach.

     11.12 Indemnity for Lemelson Claim. Notwithstanding any other provision of this Agreement, Seller shall indemnify and hold harmless the Buyer Indemnitees against Losses (less the net amount recovered by the Buyer Indemnitees from vendors of the equipment subject to the Lemelson Claim pursuant to indemnification obligations in connection therewith) (the "Lemelson Losses")
                                                              ---------------
incurred by any of the Buyer Indemnitees and arising out of or relating to the Lemelson Claim, provided that (x) Buyer Indemnitees may claim from Seller only
                --------
one-half of any such Lemelson Losses and (y) Seller's maximum liability to Buyer Indemnitees under this Section 11.12 shall not exceed two hundred thousand
                       -------------
dollars ($200,000) in the aggregate. The provisions of Sections 11.1 and 11.2
                                                       ----------------------
shall not apply to this Section 11.12.
                        -------------

                                  ARTICLE 12

                              DISCLOSURE SCHEDULE

     12.1 Supplemental Disclosure Schedule. Seller may on or after July 17, 2000 deliver to Moseley and Buyer a Supplemental Disclosure Schedule incorporating events occurring after the date hereof, if the Closing shall not have occurred on or before the date Seller delivers such Supplemental Disclosure Schedule. The Supplemental Disclosure Schedule shall be arranged in sections numbered to correspond with the schedules previously delivered by Seller. Not more than five (5) Business Days after receipt by Moseley and Buyer of the Supplemental Disclosure Schedule, Moseley and Buyer may elect to notify the Seller in writing that Moseley and Buyer accept the additional items set forth in the Supplemental Disclosure Schedule and agree that the schedules to
Article 3 of the Agreement shall be amended and supplemented by the Supplemental
---------
Disclosure Schedule. In the event Moseley and Buyer do not respond to Seller within such five (5) day period or if Moseley and Buyer, in writing, reject the Supplemental Disclosure Schedule, Moseley and Buyer shall be deemed to have rejected (a "Rejection") the Supplemental Disclosure Schedule (effective
             ---------
as of the earlier of the end of such five (5) day period or receipt by Seller of such rejection notice).


                                  ARTICLE 13

                                 MISCELLANEOUS

     13.1      Definition of Certain Terms.

         (a)   As used herein, the terms defined in this Section 13.1 wherever
                                                         ------------
used in this Agreement shall have the following respective meanings:

     "Accounts Payable" has the meaning set forth in Section 1.3(a).
                                                     --------------

     "Accounts Receivable" has the meaning set forth in Section 1.1(d).
                                                        --------------

     "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental Authority investigation or audit.

     "Additional Amount" has the meaning set forth in Section 2.3(a)(iii).
                                                      -------------------

     "Affiliate" with respect to any Person is a Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the specified Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

     "Aggregate Purchase Price" has the meaning set forth in Section 2.4.
                                                             -----------

     "Agreement" means this Asset Purchase Agreement (including the Exhibits and the Schedules), as the same from time to time may be amended, supplemented or waived.

     "Ancillary Agreements" has the meaning set forth in Section 3.1(b).
                                                         --------------

     "Applicable Law" means all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders or other pronouncement having the effect of law of any Governmental Authority, (ii) Government Approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

     "April Balance Sheet" has the meaning set forth in Section 3.6(a).
                                                        --------------

     "April Financial Statements" has the meaning set forth in Section 3.6(a).
                                                               --------------

     "Assets" has the meaning set forth in Section 1.1 hereof.
                                           -----------

     "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or other-wise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

     "Assignment Instruments" has the meaning set forth in Section 2.5.
                                                           -----------

     "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

     "Assumed Liabilities" has the meaning set forth in Section 1.3.
                                                        -----------

     "Assumption Agreement" has the meaning set forth in Section 2.5.
                                                         -----------

     "Assumption Instruments" has the meaning set forth in Section 2.5.
                                                           -----------

     "Benefit Plan" means any Plan established by Seller, or any predecessor or Affiliate of Seller, existing at the Closing Date or prior thereto, to which Seller contributes or has contributed on behalf of any Employee or former Employee of the Business, or under which any Employee or former Employee of the Business or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

     "Board of Arbitration" has the meaning set forth in Section 11.8.
                                                         ------------

     "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business and the operation, financial condition, results of operations and assets and properties of such Person and the business, including budgets, journals, deeds, title, policies, contracts, licenses, manuals, price lists and guidelines, mailing lists, lists of customers, production data, sales and promotional materials, purchasing materials, personnel records, manufacturing and quality control records and procedures, research and development files and accounting records, including financial statements, Tax Returns and related work papers, letters from accountants and ledgers, title policies, computer files and programs, retrieved programs, operating data and plans, environmental studies and plans and other such items (regardless of the media in which stored).

     "Business" has the meaning set forth in Recital A at the head of this Agreement.

     "Business Books and Records" shall have the meaning set forth in Section
                                                                      -------
1.1(n).
------

     "Business Contracts" has the meaning set forth in Section 1.1(g).
                                                       --------------

     "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the States of New York or California are authorized or obligated to close.

     "Business Licenses" has the meaning set forth in Section 1.1(j).
                                                      --------------

     "Buyer" has the meaning set forth in the first paragraph of this Agreement.

     "Buyer Financial Statements" has the meaning set forth in Section 4.6.
                                                               -----------

     "Buyer Indemnitees" has the meaning set forth in Section 11.2(a).
                                                      ---------------

     "Claim Notice" has the meaning set forth in Section 11.6(a).
                                                 ---------------

     "Closing" has the meaning as set forth in Section 2.1.
                                               -----------

     "Closing Assets" has the meaning set forth in Section 2.3.
                                                   -----------

     "Closing Balance Sheet" has the meaning set forth in Section 2.3(a)(iii).
                                                          -------------------

     "Closing Date" has the meaning set forth in Section 2.1.
                                                 -----------

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Condition of the Business" means the business, condition (financial or otherwise), results of operations, Assets and Properties of the Business.

     "Confidentiality Agreement" has the meaning set forth in Section 6.1.
                                                              -----------

     "Confidential Information" has the meaning set forth in Section 3.16(g).
                                                             ---------------

     "Consent" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including, any Governmental Authority.

     "Contract" means any agreement, lease, license, evidence of Indebtedness, commitments, mortgage, indenture, security agreement or other contract (whether written or oral).

     "Counter-Notice of Disagreement" has the meaning set forth in Section
                                                                   -------
2.3(c).
------

     "CPA Firm" has the meaning set forth in Section 2.3(c).
                                             --------------

     "Defined Benefit Plan" means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

     "Division" has the meaning set forth in Recital A at the head of this Agreement.

     "Employee" has the meaning set forth in Section 6.3(a).
                                             --------------

     "Environmental Claim" means, with respect to any Person, any written notice, claim, demand or other communication (collectively, a "claim") by any
                                                               -----
other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

     "Environmental Law" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including ambient air,
                                                     ---------
soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control with Seller (within the meaning of Section 414 of the Code).

     "Estimated Closing Balance Sheet" has the meaning set forth in Section
                                                                    -------
2.3(a)(i).
---------

     "Estimated Closing Net Assets" has the meaning set forth in Section
                                                                 -------
2.3(a)(i).
---------

     "Excluded Assets" has the meaning set forth in Section 1.2.
                                                    -----------

     "Excluded Intellectual Property" has the meaning set forth in Section
                                                                   -------
1.2(a).
------

     "Excluded Liabilities" has the meaning set forth in Section 1.4.
                                                         -----------

     "Financial Statements" has the meaning set forth in Section 3.6(a).
                                                         --------------

     "Financial Statements Date" has the meaning set forth in Section 3.6(a).
                                                              --------------

     "Financing Lenders" has the meaning set forth in Section 8.9.
                                                      -----------

     "Fixed Assets" shall mean all machinery, equipment, furniture, furnishings, vehicles, tools, dies, molds and other tangible personal property owned by Seller and related primarily to the Business, including the fixed assets located
                                              ---------
at Seller's facilities located at 125 Science Parkway, Rochester, New York.

     "GAAP" shall mean United States generally accepted accounting principles, consistently applied and consistent with past practices.

     "General Assignment" has the meaning set forth in Section 2.5.
                                                       -----------

     "General Warranty Deed" has the meaning set forth in Section 2.5.
                                                          -----------

     "Governmental Approval" shall mean any Consent of, with or to any Governmental Authority.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board,
               ---------
commission or instrumentality of the United States, any foreign country, domestic or foreign state, county or city or any political subdivision thereof, any tribunal or arbitrator(s) of competent jurisdiction and any self-regulatory organization.

     "Hazardous Materials" shall mean any substance, material or waste that is regulated by any local Governmental Authority, the State of California, the State of New York or the United States Government, including any material or
                                                   ---------
substance that is (1) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "toxic substance," "toxic pollutants," or words of similar import under any provision of any Environmental Law, (2) a petroleum or petroleum based product, flammable explosives, radioactive materials, ureaformaldehyde foam insulation and transformers or other equipment that contain electric fluid containing levels of polychlorinated biphenyls (PCB), (3) asbestos, (4) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. (S) 1251 et seq. (33 U.S.C. (S) 1321) or listed pursuant to
Section 307 of the Clean Water Act (33 U.S.C. (S) 1317), (5) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq. (42 U.S.C. (S) 6903), or (6) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq. (42 U.S.C. (S) 9601).

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Improvements" has the meaning set forth in Section 1.1(a).
                                                 --------------

     "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

     "Indemnified Party" has the meaning set forth in Section 11.5(a).
                                                      ---------------

     "Indemnifying Party" has the meaning set forth in Section 11.5(a).
                                                       ---------------

     "Indemnity Claim" has the meaning set forth in Section 11.6(a).
                                                    ---------------

     "Intangible Personal Property" has the meaning set forth in Section 1.1(i).
                                                                 --------------

     "Intellectual Property" shall mean all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

     "Interim Financial Statements" has the meaning set forth in Section 4.6.
                                                                 -----------

     "Inventories" has the meaning set forth in Section 1.1(c).
                                                --------------

     "Kb/TEL Agreement" has the meaning set forth in Section 1.1(g).
                                                     --------------

     "IP Assignment" has the meaning set forth in Section 2.5.
                                                  -----------

     "June Balance Sheet" has the meaning set forth in Section 3.6(a).
                                                       --------------

     "Knowledge of Seller" or "Known to Seller" means the knowledge of any officer, director of Seller after due inquiry.

     "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

     "Lemelson Claim" has the meaning set forth in Section 1.3(j).
                                                   --------------

     "Lemelson Losses" has the meaning set forth in Section 11.12.
                                                    -------------

     "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

     "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Authority.

     "Lien" shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, assessment, levy, charge, lease, sublease, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, option, lien, right of first refusal or other similar restrictions or conditional sale contract, title retention contract or other contract to give any of the foregoing.

     "Logos" has the meaning set forth in Section 7.4(a).
                                          --------------

     "Loss" or "Losses" has the meaning set forth in Section 11.2.
                                                     ------------

     "March Balance Sheet" has the meaning set forth in Section 3.6(a).
                                                        --------------

     "March Financial Statements" has the meaning set forth in Section 3.6(a).
                                                               --------------

     "Material Adverse Effect on the Business" shall mean a material adverse effect on the Assets (taken as a whole), the Assumed Liabilities and other Liabilities, operations, financial conditions or results of operations of the Business.

     "Names" has the meaning set forth in Section 7.4(a).
                                          --------------

     "Net Assets" has the meaning set forth in Section 2.3(c).
                                               --------------

     "Notice of Disagreement" has the meaning set forth in Section 2.3.
                                                           -----------

     "Oracle Computer System" has the meaning set forth in Section 1.2(d).
                                                           --------------

     "Order" means any writ, judgment, decree, injunction or similar order of any Governmental Authority (in each such case whether preliminary or final).

     "Other Assets" has the meaning set forth in Section 1.1(o).
                                                 --------------

     "Peg Amount" has the meaning set forth in Section 2.3.
                                               -----------

     "Permitted Liens" shall mean (i) Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (ii) mechanics', carriers' or warehouseman's Liens arising in the ordinary course of; (iii) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning restrictions as to the use of real properties, which do not materially interfere with the use, occupation and enjoyment of the property subject to the Lien by and in connection with the Business; (iv) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and (v) Liens in favor of customs authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods to the extent accrued on the relevant Financial Statements.

     "Person" shall mean any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity.

     "Personal Property Leases" has the meaning set forth in Section 1.1(f).
                                                             --------------

     "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

     "Pre-Existing Business" has the meaning set forth in Section 5.11(a)(ii).
                                                          -------------------

     "Prepaid Expenses" has the meaning set forth in Section 1.1(h).
                                                     --------------

     "Purchase Price" has the meaning set forth in Section 2.2.
                                                   -----------

     "Qualified Plan" means each Benefit Plan which is intended to qualify under
Section 401 of the Code.

     "Real Property" has the meaning set forth in Section 1.1(a).
                                                  --------------

     "Real Property Leases" has the meaning set forth in Section 1.1(b).
                                                         --------------

     "Reduction Amount" has the meaning set forth in Section 2.3(a)(iii).
                                                     -------------------

     "Rejection" has the meaning set forth in Section 12.1.
                                              ------------

     "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through
                        ---------
ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

     "Representatives" has the meaning set forth in Section 5.3.
                                                    -----------

     "Required Net Assets" has the meaning set forth in Section 2.3(a)(iii).
                                                        -------------------

     "Security Agreements" has the meaning set forth in Section 1.1(d).
                                                        --------------

     "Seller" has the meaning set forth in the first paragraph of this Agreement.

     "Seller Indemnitees" has the meaning set forth in Section 11.3.
                                                       ------------

     "Supplemental Disclosure Schedule" shall mean a written schedule prepared by Seller setting forth (ii) changes that have occurred to the Business and the Assets after the date hereof and prior to the date of delivery of such schedule and (ii) a description regarding how the items disclosed therein affect the schedules to Article 3 of the Agreement delivered by Seller on the date of this
             ---------
Agreement.

     "Tangible Personal Property". has the meaning set forth in Section 1.1(e).
                                                                --------------

     "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any
                                            -----       -------
net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental, regulatory or administrative entity or agency responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of any affiliated, consolidated, combined, unitary or other group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person; provided that Tax
                                                             --------
shall only include such amounts as are related to the Assets or the operations of Seller and its subsidiaries that could be assessed or collected by any taxing authority or other person or entity against Buyer or constitute a lien or other charge against any of the Assets.

     "Tax Data" has the meaning set forth in Section 7.9(a).
                                             --------------

     "Tax Documentation" has the meaning set forth in Section 7.9(a).
                                                      --------------

     "Tax Return" shall mean any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Tenant Security Deposits" has the meaning set forth in Section 1.1(l).
                                                             --------------

     "Third-Party Claim" has the meaning set forth in Section 11.5(a).
                                                      ---------------

     "Third Party Intellectual Property Rights" has the meaning set forth in

Section 3.16(b).
---------------

     "Transfer Taxes" has the meaning set forth in Section 7.6.
                                                   -----------

     "Transferred Employee" has the meaning set forth in Section 7.10.
                                                         ------------

     "Vehicles" has the meaning set forth in Section 1.1(k).
                                             --------------

     "Window Period" has the meaning set forth in Section 7.4(b).
                                                  --------------

     (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Business, (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to Exhibits and Schedules, such reference shall be to an Exhibit and Schedules to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. The term "party" or "parties" when used herein refer to Moseley and Buyer, on the one hand, and Seller, on the other.

     13.2 Material Adverse Effect. Any adverse change, event or effect that is caused by conditions affecting the United States economy generally shall not be taken into account in determining whether there has been or would be a Material Adverse Effect on the Business (unless such conditions adversely affect the Business in a materially disproportionate manner). Any adverse change, event or effect that is proximately caused by any industry in which the Business competes shall not be taken into account in determining whether there has been or would be a Material Adverse Effect on the Business (unless such conditions adversely affect the Business in a materially disproportionate manner). Any adverse change, event or effect that is proximately caused by any breach by Moseley or Buyer of any covenant or obligation set forth in this Agreement shall not be taken into account in determining whether there has been or would be a Material Adverse Effect on the Business.

     13.3 Memorandum; Disclaimer of Projections. Seller makes no representation or warranty to Buyer except as specifically made in this Agreement. In particular, Seller makes no representation or warranty to Buyer with respect to any financial projection or forecast delivered by or on behalf of Seller to Buyer except that such projections and forecast were prepared in good faith by Seller.

     13.4 Expenses. Seller and Buyer shall pay their own respective expenses and costs incidental to the preparation of this Agreement, the performance and compliance with all agreements contained in this Agreement to be performed or complied with by them and the consummation of the transactions contemplated hereby.

     13.5 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by facsimile transmission or telegram. All such notices, requests, demands, waivers and other communication shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered,
(z) if by facsimile or telegram, on the next day following the day on which such facsimile or telegram was sent.

     If to Moseley and Buyer:

          Moseley Associates Incorporated
          111 Castillian Drive
          Santa Barbara, CA 93117

          Attention: Mr. Jamal Hamdani

          Tel: (805) 968-9621, Ext. 214
          Fax: (805) 685-9638

     with a copy to:

          Brobeck, Phleger & Harrison LLP
          Two Embarcadero Place
          2200 Geng Road
          Palo Alto, CA 94303
          Attention: Rod J. Howard, Esq.

          Tel: (650) 812-2596
          Fax: (650) 496-2777

     If to Seller, to:

          Adaptive Broadband Corporation
          1143 Borregas Avenue
          Sunnyvale, CA 94089
          Attention: Kenneth J. Wees, Esq.

          Tel: 408-743-3436
          Fax: (408) 743-3482

     with a copy to:

          Cooley Godward llp
          One Maritime Plaza, 20/th/ Floor
          San Francisco, CA 94111
          Attention:  Kenneth L. Guernsey, Esq.

          Tel: (415) 693-2091
          Fax: (415) 951-3699

or, in each case, to such other address as may be specified in writing to the other parties.

     Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 13.5.
                                                                 ------------

     13.6 Assignment. No party may assign or otherwise transfer this Agreement or any of its rights hereunder to any person or entity, provided that Buyer may
                                                        --------
assign or otherwise transfer this Agreement or any of its rights and obligations hereunder to a subsidiary of the Buyer. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

     13.7 Entire Agreement; Amendment; Governing Law; Etc. This Agreement (together with the Exhibits and Schedules hereto) and the Confidentiality Agreement embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof. This Agreement may be amended, modified, waived, discharged or terminated only by (and any consent hereunder shall be effective only if contained in) an instrument in writing signed by the party against which enforcement of such amendment, modification, waiver, discharge, termination or consent is sought. This Agreement shall be construed in accordance with and governed by the laws of the State of California as it applies to contracts to be performed entirely within the State of California.

     13.8 Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which shall constitute one instrument.

     13.9 Venue. If any legal proceeding or other action relating to this Agreement or any of the other agreements being executed and delivered in connection herewith, or any of the transactions contemplated hereby or thereby, is brought or otherwise initiated, the venue therefor shall be in San Francisco, California, which shall be deemed to be a convenient forum. Each of the parties hereto hereby expressly and irrevocably consents and submits to the jurisdiction of the United States District Court for the Northern District of California and to the jurisdiction of the Superior Court in and for the County of San Francisco of the State of California in connection with any such legal proceeding or other action.

     13.10 Attorney's Fees. In the event that either party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing party in connection herewith.

     13.11 Third-Party Rights. The parties do not intend to confer any benefit hereunder on any person or entity other than the parties hereto and their respective successors in interest.

     13.12 Titles and Headings. Titles and headings of sections of this Agreement and the "Table of Contents," the "Table of Exhibits," the "Table of Schedules" and the "Index of Schedules" included herewith, are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

     13.13 Exhibits and Schedules. Each of the Exhibits and Schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by this reference.

     13.14 Pronouns. All pronouns and any variations thereof used in this Agreement shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as appropriate.

     13.15 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction, as to such jurisdiction, shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     13.16  Time of Essence. Time is of the essence of this Agreement.

     13.17 Interpretation. Each party acknowledges that such party, either directly or through such party's representatives, has participated in the drafting of this Agreement and any applicable rule of constructions that ambiguities are to be resolved against the drafting party should not be applied in connection with the construction or interpretation of this Agreement.

     In Witness Whereof, the parties hereto have duly caused this Agreement to be executed as of the date first above written.

                                    Buyer

                                    Microwave Data Systems Inc.
                                    a Delaware corporation


                                    By: /s/ Jamal Hamdani
                                       -----------------------------------------
                                         Its: President and CEO
                                             -----------------------------------

                                    Moseley


                                    Moseley Associates Incorporated
                                    a California corporation


                                    By: /s/ Jamal Hamdani
                                       -----------------------------------------
                                         Its: President and CEO
                                             -----------------------------------


                                    Seller

                                    Adaptive Broadband Corporation
                                    a Delaware corporation

                                    By: /s/ Kenneth Wees
                                       -----------------------------------------
                                         Its: VP, General Counsel and Secretary
                                             -----------------------------------




                                       1